                                   JAY PAUL COMPANY




February 12, 1990



Mr. Joe Accornero
Coast Commercial Bank
740 Front Street, Suite 240
Santa Cruz, CA 95061-1818

Re: Pajaro Hill Center
    Correction on Rent Commencement

Dear Joe:

Per my conversation with Shannon, this is to correct the previous letter dated February 6, 1990.

Since we had not received any first or last month rent deposits, your rent commencement date will be March 1, 1990. You will need also to send a check in the amount of $4,908.75 for the last month rent, as soon as possible.

Thank you for your prompt attention to this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

       /s/

Lucile Nickerson,
Project Manager






5619 Scotts Valley Dr., Suite 280, Scotts Valley, CA 95066, (408) 438-3888

                                   JAY PAUL COMPANY




February 6, 1990



Mr. Joe Accornero
Coast Commercial Bank
740 Front Street, Suite 240
Santa Cruz, CA 95061-1818

Re: Pajaro Hill Center - Commencement date

Dear Joe:

Per our telephone conversation, this is to confirm that the lease between Coast Commercial and Paul Tarigo Associates was executed on the 29th of December 1989. Your commencement date is 60 (sixty) days from the date of the execution of the lease, or March 1st, 1990.

We will apply your 1st month rent deposit to the month of March 1990. April 1st, 1990 will be the date when your monthly rent payments will be starting.

If you have any questions, please do not hesitate to contact me.

Sincerely.

       /s/

Lucile Nickerson,
Project Manager

LN/ca




110 Cooper Street, Santa Cruz, California 95060, (408) 429-9800

               LIST OF TENANT RESPONSIBILITIES CONCERNING COMMENCEMENT
               -------------------------------------------------------

    As an aid to Tenant, the following is a list of some, but not all, of Tenant's obligations under the Lease relating to commencement, use, and tenant improvements.

    1. Tenant realizes that Landlord and its agents can only estimate net charges for taxes, insurance, and common area maintenance on new buildings, based on other projects. Detailed net charge information shall be forthcoming from the Landlord once those costs are established. The net charges may vary from month to month.

    2. Tenant is responsible to ensure that its business use is acceptable according the City and other governmental agencies for the Premises' zoning. If Tenant's business requires any seating, Tenant realizes it is Tenant's responsibility to confirm the availability of parking for the Premises with the appropriate City department, and to gain such approvals as are necessary to ensure Tenant's ability to have adequate seating.

    3. Tenant recognizes that Tenant is responsible for any and all fees charged by the City and other governmental agencies in connection with any permits Tenant may need. Tenant is fully responsible for determining the amount and type of fees involved in the City process.

    4. Tenant recognizes that Tenant is responsible for tendering any plans for changes in the Premises, as required in the Lease, to Landlord for Landlord's approval and subsequently to the appropriate City department for any necessary approvals.

    5. Tenant recognizes that any proposed signage for the Premises must meet with Landlord's approval and also requires approval by the appropriate City department.

    6. If this lease has been filled in and addendum(s) attached hereto, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by Retail Real Estate Group or its agents or employees as to legal sufficiency, legal effect or tax consequences of this lease or the transaction relating thereto .

    The foregoing provisions constitute supplemental provisions of this Lease, and supersede any provisions elsewhere contained in this Lease to the contrary.

                                                          Landlord___/s/____
                                                                  ----------
                                                           Tenant____/s/____
                                                                 -----------

                              NET SHOPPING CENTER LEASE

                                BASIC LEASE PROVISIONS

REFERENCE DATE                          , 1989
                   ---------------------

LANDLORD           Jay Paul

TENANT             Coast Commercial Bank, a California banking corporation

PREMISES Approximately 2,975 square feet of space, the location of which is indicated on Exhibit A hereto, on the land located in the City of Watsonville, County of Santa Cruz, State of California, more particularly described as Refer to Exhibit
                   A. which is part of the Pajaro s Hills shopping center. Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to the Premises and to install, maintain, use, repair, and replace pipes, ducts, conduits, and wires, leading through, under, or over the Premises, in locations serving other parts of the Shopping Center, which will not materially interfere with Tenant's use of the Premises. Landlord also reserves the right to enlarge the area of the shopping center by acquisition or leasehold, to construct other buildings or improvements in the Shopping Center, from time to time, to make alterations therof or additions therto, to build additional stores on any building or buildings, to build adjoining to the same, and to construct parking facilities. In such instance, Tenants Pro Rata Share, as described below, shall be altered to reflect the new square footage of the Shopping Center.

TERM                    One Hundred Twenty (120 ) months.

TERM
COMMENCEMENT DATE  60 (sixty) days from the execution date of this lease agreement.

OPTION TO EXTEND   2, 5 year options at market Rent. Refer to attached Option
                   Agreement.

RENT Minimum Monthly Rent Four Thousand Nine Hundred Eight Dollars and 75/100 ($4,908.75 )
                        Gross Sales Percentage N.a (-0- %)

RENT COMMENCEMENT  Same as term commencement date.

SECURITY DEPOSIT   Four Thousand Nine Hundred Eight Dollars and 75/100
                   ($4,908.75 )

TENANT'S
PRORATA SHARE      Five and thirty-three percent (5.33 %)

                                                      TENANT___/s/_____
                                                            -----------
RETAIL REAL ESTATE GROUP                            LANDLORD___/s/_____
                                                            -----------

USE                Full Service Retail Banking.

TRADE NAME         Coast Commercial Bank

COST OF LIVING
ADJUSTMENTS        Annual rent increases per the San Francisco/Oakland Consumer
                   Price Index.

COMBINED SINGLE
LIABILITY LIMIT    One Million Dollars  ($l,000,000.00)

NOTICES            TO LANDLORD:

                        Jay Paul Company
                        812 Pollard Road. Suite 5
                        Los Gatos, California 95030

                   COPY TO:

                   TO TENANT:
                        Coast Commercial Bank
                        740 Front Street Suite 240
                        Santa Cruz, CA 95061-1818

                   COPY TO:

PREPAID RENT       Four Thousand Nine Hundred Eight Dollars and 75/100
                   ($4,908.75) as the First month's rent

MISCELLANEOUS      This lease agreement is subject to Tenant's obtaining
                   approval from the State Regulatory Agency within 75 days of lease execution. Failure to obtain such approval shall make this lease voidable by either Landlord or Tenant with written notice.

LANDLORD'S AGENT   Retail Real Estate Group, a California corporation

TENANT'S AGENT     J. R. Parish

RADIUS             Two (2) Miles

EXHIBITS           DESCRIPTION OF PREMISES  A
                   WORK LETTER              B
                   SIGN CRITERIA            C
                   RULES AND REGULATIONS    D
                   ADDENDUM

                                                  TENANT____/s/______
                                                        -------------
RETAIL REAL ESTATE GROUP                        LANDLORD____/s/______
                                                        -------------

                                  TABLE OF CONTENTS
                                  -----------------

    ARTICLE                                                     PAGE
    -------                                                     ----

    1    TERM OF LEASE                                              1

         1.1.  Fixed Term                                           1
         1.2.  Acceptance of the Premises                           1
         1.3.  Option to Extend Lease                               l
         1.4.  Minimum Monthly Rent for Extended Term               1
         1.5.  Determination of Fair Market Net Rent                1

    2    RENT                                                       2

         2.1.  Minimum Rent                                         2
         2.2.  Periodic Adjustment by Index                         2
         2.3.  Percentage Rent                                      2
         2.4.  Records, Reports, and Accounting                     3
         2.5.  Security Deposit4
         2.6.  Real Property Taxes                                  4
         2.7.  Proration of Tenant's Tax and Assessment Liabilities 5
         2.8.  Late Charge                                          5
         2.9.  Impounds6
         2.10. Additional Rent                                      6

    3    USE OF PREMISES                                            6

         3.1.  Permitted Use                                        6
         3.2.  Limitations on Use                                   6
         3.3.  Cancellation of Insurance; increase in
               Insurance Rates                                      7
         3.4.  Compliance with Laws and Documents                   7
         3.5.  Waste; Nuisance                                      7
         3.6.  Overloading                                          7
         3.7.  Quiet Enjoyment                                      7
         3.8.  Common Areas                                         7
         3.9.  Toxic Materials                                      9
         3.10.  Continuous Operation                                9

    4    MAINTENANCE AND REPAIR                                    10

         4.1.  Tenant's Obligations                                10
         4.2.  Landlord's Obligations                              l0

         4.3.  Tenant's Failure to Maintain                        10
         4.4.  Waiver of Legal Rights                              10

    5    ALTERATIONS, FIXTURES AND SIGNS                           11

         5.1.  Alterations                                         11
         5.2.  Required Alterations                                11
         5.3.  Security for Completion                             11
         5.4.  Additional Conditions                               11
         5.5.  No Landlord Conditions                              11
         5.6.  Notice                                              12
         6.7.  Manner; Cost                                        12
         5.8.  Mechanic's Liens                                    12
         5.9.  Trade Fixtures                                      12
         5.10. Removal                                             12
         5.11. Signs                                               12
         5.12. Insurance                                           12

    6    UTILITIES AND SERVICES                                    12

         6.1.  Tenant to Provide                                   12

                                        (iii)

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

                                  TABLE OF CONTENTS
                                  -----------------
                                     (Continued)

    ARTICLE                                                      PAGE
    -------                                                      ----

    7    INDEMNITY AND EXCULPATION; INSURANCE                      13

         7.1.  Indemnity                                           13
         7.2.  Comprehensive Liability Insurance                   13
         7.3.  Tenant's Fire Insurance                             13
         7.4.  Plate Glass Insurance                               13
         7.5.  Liquor Liability Insurance                          13
         7.6.  File insurance on Shopping Center                   13
         7.7.  Loss of Rents Insurance                             13
         7.8.  Workers' Compensation Insurance                     14
         7.9.  Waiver of Subrogation                               14
         7.10. Other Insurance Matters                             14
         7.11. Additional Clauses of Endorsements                  14
         7.12. Named Insureds                                      14
         7.13.Delivery of Policies                                 14

    8    DESTRUCTION                                               14

         8.1.  Uninsured Risks                                     14
         8.2.  Insured Risks                                       15
         8.3.  Extent of Obligation                                15

    9    CONDEMNATION                                              15

         9.1.  Definitions                                         15
         9.2.  Parties' Rights and Obligations To Be Governed
               by Lease                                            16
         9.3.  Total Taking                                        16
         9.4.  Partial Taking                                      16
         9.5.  Effect on Rent                                      16
         9.6.  Restoration of Premises                             16
         9.7.  Award                                               16
         9.8.  Temporary Taking                                    16

    10   ASSIGNMENT, SUBLETTING & ENCUMBRANCE                      16

         10.1.  Consent Required                                   16
         10.2.  Deemed Assignment or Subletting                    16

         10.3.  Submittal by Tenant                                16
         10.4.  Landlord Options                                   17
         10 5.  Deemed Reasonable                                  17
         18.6.  Remitting Excess Rent                              17
         10.7.  Basic Standards                                    17
         10.8.  Permitted Assignment                               18
         10.9.  Failure to Comply                                  18
         10.10  Landlord's Costs                                   18
         10.11  Involuntary Assignment                             18
         10 12.  No Release of Tenant                              18

    11   DEFAULT                                                   18

         11.1.  Default Described                                  18
         11.2  Landlord's Remedies                                 18
         11.3.  Tenants Right to Possession Not Terminated         18
         11.4.  Termination of Tenant's Right to Possession        19
         11.5.  Landlord's Right to Cure Tenant's Default          19
         11 6  Interest on Unpaid Rent                             19
         11.7.  Waiver of Redemption                               19
         11.8.  Tenant's Property                                  19

                                         (iv)

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

                                  TABLE OF CONTENTS
                                     (Continued)

    ARTICLE                                                      PAGE
    -------                                                      ----

         11.9.  All Sums Due and Payable as Rent                   19
         11.10. Procedural Waivers                                 19
         11.11. No Merger                                          20
         11.12. Landlord Default                                   20
         11.13. Chronic Delinquency                                20
         11.14. Pre-litigation) Fees and Costs                     20

    12   LANDLORD'S ENTRY ON PREMISES                              20

         12.1.  Right of Entry                                     20
         12.2.  Exculpation                                        20

    13   SUBORDINATION; ESTOPPEL                                   21

         13.1.  Subordination                                      21
         13.2.  Prior Lien                                         21
         13.3.  Documentation                                      21
         13 4.  Attornment                                         21
         13 5.  Estoppel Certificates                              21

    14   NOTICES                                                   21

         14.1.  Certified Mail                                     21
         14.2.  Address                                            21
         14.3.  Notice of Default                                  21

    15   WAIVER                                                    22

         15.1.  Delay or Omission                                  22
         15.2.  Receipt of Rent                                    22
         15.3.  Written Notice                                     22
         15.4.  Consent or Approval                                22
         15.5.  Default                                            22
         15.6.  Other Tenants                                      22

    16   ATTORNEYS' FEES                                           22

         16.1.  Landlord Made Party to Litigation                  22
         16.2.  Certain Litigation Between the Parties             22

    17   DELIVERY OF POSSESSION; HOLDING OVER                      22

         17.1.  Delivery of Possession                             22
         17.2.  Landlord Election                                  23
         17.3.  Failure to Deliver Possession                      23
         17 4.  Holding Over                                       23
         17.5.  Free of Liens                                      23

    16   ADVERTISING MEDIA                                         23

         18.1.  Restrictions                                       23

    19   RULES AND REGULATIONS                                     23

         19.1  Compliance                                          23

                                         (v)

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

                                  TABLE OF CONTENTS
                                     (Continued)

    ARTICLE                                                      PAGE
    -------                                                      ----

    20   DEFINITIONS                                               23

         20.1.  Definitions                                        23

    21   GENERAL CONDITIONS                                        24

         21.1.  Time of Essence                                    24
         21.2.  Consent of the Parties                             24
         21.3.  Corporate or Partnership Authority                 24
         21.4.  Successors                                         24
         21.5.  Rent Payable In U.S. Money                         24
         21.8.  Status of Parties on Termination of Lease          24
         21.7.  Landlord Liability                                 24
         21.8.  Landlord                                           25
         21.9.  Agency                                             25
         21.10. Broker Disclaimer                                  25
         21.11. Brokerage Commissions                              25
         21.12. Exhibits--Incorporation in Lease                   25
         21.13. Force Majeure                                      25
         21.14. Relationship                                       25
         21.15. Security Measures                                  26
         21.16. Easements                                          26
         21.17. Radius                                             26
         21.18. Right to Relocate                                  26

    22   INTERPRETATION OF LEASE                                   26

         22.1.  California Law                                     26
         22 2.  Integrated Agreement; Modification                 26
         22.3.  Provisions Are Covenants and Conditions            26
         22.4.  Use of Definitions                                 26
         22 5.  Headings; Ambiguity                                26
         22.6.  Singular and Plural                                28
         22.7.  Joint and Several Obligations                      28
         22.8.  Severability                                       28
         22.9.  Counterparts                                       27

                                         (vi)

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

                              NET SHOPPING CENTER LEASE


    Landlord hereby leases to Tenant and Tenant hereby leases from landlord the Premises described in the Basic Lease Provisions subject to any superior liens or encumbrances and subject to the covenants, terms, and conditions of this Lease and reserving and excepting to Landlord the roof and the right to install, maintain, use, repair, and replace facilities in or leading through the Premises, in locations which do not materially interfere with a permitted use thereof by Tenant (or if material interference results therefrom, provided Tenant is granted reasonable allowance therefor) and provided that this Lease confers no rights either with regard to the subsurface of the land (herein called "the Land") below the ground level of the building (herein called "the Building") in the shopping center ("the Shopping Center") in which the Premises are located, or with regard to airspace, interior, or exterior, above the ceiling of the Building.



                                      ARTICLE 1

                                    TERM OF LEASE

    1.1. FIXED TERM. This Lease shall be for the term set forth in the Basic Lease Provisions commencing at 12:01 A.M. on the Commencement Date and ending at 11:59 P.M. on the Expiration Date unless sooner terminated or extended as herein provided. In the event that Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease and shall not advance the Expiration Date.

    1.2. ACCEPTANCE OF THE PREMISES. Tenant (i) has examined the Premises is aware of their condition and acknowledges that Landlord has made no warranty or representation with respect to same, (ii) accepts the Premises and Improvements thereon In their present condition (iii) agrees that the Premises and improvements, and facilities appurtenant thereto, are in good, clean, safe and tenantable condition as of the date of this Lease and that this provision shall be conclusively binding on the parties hereto, and (iv) acknowledges that Landlord is relying on such acceptance and agreement as consideration for entering into this Lease.

    1.3. OPTION TO EXTEND LEASE. Provided Tenant is not in default when Tenant exercises its option, and subject to Section 11.13 hereof, Tenant shall Slave one option to extend the term of this Lease if the same is granted in the Basic Lease Provisions. The option shall be exercised by giving notice of exercise of the option ("option notice") to Landlord at least six (6) months, but not more than one year, before the expiration of the then current term, provided that if Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in default on the date the extended term is to commence, the extended term shall not commence, and, in either case, this Lease shall expire at the end of the then current term unless terminated sooner under the provisions hereof. The option to extend is granted by Landlord to Tenant personally, and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone other than Tenant, except that the option may be assigned together with this Lease in an assignment permitted or consented to by Landlord in accordance with the provisions of Article 10 hereof. Except as provided in the preceding sentence, any assignment of the option to extend without Landlord's prior written consent shall be void, and at Landlord's election shall constitute a default hereunder. After the exercise of the option to extend and the commencement of the option term, all references in this Lease to the term shall be considered to mean the term as extended.

    1.4. MINIMUM RENT FOR EXTENDED TERM.

    1.4.1. For the extended term, Landlord and Tenant shall have a thirty (30) day period after Landlord receives the option notice in which to agree on minimum monthly rent during the extended term. If the parties agree on the minimum monthly rent for the extended term during that period, they shall immediately execute an amendment to this Lease stating the minimum monthly rent.

    1.4.2. If the parties are unable to agree on the minimal monthly rent for such extended term within the thirty (30) day period described in subsection 1.4.1, tile minimum monthly rent for such extended term shall be conclusively determined in the manner set forth in Section 1 5.

    1.4.3. The minimum monthly rent for each year of the extended term as determined under this Section 1.4 shall be subject to adjustment at the beginning of each succeeding lease year in accordance with subsection 2.2.1 below. In no case shall the minimum monthly rent determined or adjusted under this Section 1.4 be less than the minimum monthly rent for a preceding lease year.

    1.4.4. Rent adjustments made under this Section 1.4 shall be final and binding upon both Landlord and Tenant.

    1.5. DETERMINATION OF FAIR MARKET NET RENT.

    1.5.1. For purposes of this Lease, "fair market net rent" shall be deemed to mean the base amount of minimal monthly rental which would typically be paid by a tenant under a net lease (exclusive of all other sums payable by the tenant under a net lease such as taxes, insurance premiums, common area maintenance charges, repair and restoration costs, and similar charges)

                                         -1-


                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------
for premises of a similar type, design* and quality in the same or similar quality geographic area in which the Premises are situated under market leasing conditions existing at that time and taking into consideration the presence, if any, of adjustment by index or other escalation provisions provided hereunder. *excluding Tenant's leasehold improvements,

    1.5.2. Within ten (10) days after the expiration of the thirty (30) day period described in Section 1.4 respecting the extended term, each party at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least live years full-time commercial appraisal experience in the geographical area in which the Premises are located, to appraise and set the then fair market net rent as the minimum monthly rent for the first year of the extended term. If a party does not appoint an appraiser within ten (l0) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the minimum monthly rent for the first year of the extended term.

    1.5.3. If the two appraisers are appointed by the parties as stated in this
Section 1.5, they shall meet promptly and attempt to appraise and set the then fair market net rent as the minimal monthly rent for the first year of the extended term. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser, meeting the qualifications stated in this Section 1.5, within ten
(10) days after the last day the two appraisers are given to set the minimum monthly rent. Each of the parties shall bear one-half of the cost of appointing the third appraiser, and of paying the third appraiser's fees. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. If they are unable to agree on a third appraiser, then the two (2) appraisers shall appraise and set the fair market net rent as the minimum monthly rent for the first year of the extended term in the same manner as three appraisers would pursuant to subsection 1.5.4 (but not 1 5.5) hereof.

    1.5.4. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall appraise and set the fair market net rent as the minimum monthly rent for the first year of the extended term. If a majority of the appraisers are unable to so set the minimum monthly rent within the stipulated period of time, the three appraisals of same shall be added together and their total divided by three. The resulting quotient shall be the minimum monthly rent for the Premises during the first year of the extended term.

    1.5.5. If, however, the low appraisal and/or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. It only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be the minimum monthly rent for the Premises during the first year of the extended term.



                                      ARTICLE 2
                                         RENT

    2.1. MINIMUM RENT. Tenant agrees to pay to Landlord, as minimum monthly rent, without deduction, setoff, prior notice, or demand, the sum per month set forth in the Basic Lease Provisions, subject to adjustment as provided in Sectors 2.2 hereof, in advance on the first day of each and every month commencing on the Rent Commence Date, to Landlord or its agent, at the Rent Address, or at such other place or places Landlord may, from time to time, designate by written notice delivered to Tenant.

    2.2 PERIODIC ADJUSTMENT BY INDEX.

         2 2.1. The minimum monthly rent shall be subject to adjustment at the commencement of the second lease year of the term, and each lease year thereafter ("the adjustment date") as follows: the base for computing the adjustment is the Consumer Price Index for All Urban Consumers
(base year 1982-84=100) for San Francisco-Oakland-San Jose All items published by the United States Department of Labor, Bureau of Labor Statistics ("index"), which is most recently published prior to the date of the commencement of the term ("beginning Index"). If the index most recently published prior to the adjustment date ("extension index") has increased over the beginning index, the minimum monthly rent for the following year shall be set by multiplying the minimum monthly rent set forth in Section 2.1 by a fraction, the numerator of which is the extension index, and the denominator of which is the beginning index. In no case shall the minimum monthly rent be less than the minimum monthly rent for the preceding lease year. The term "lease year" shall mean the twelve month period beginning with the first day of the month in which the term commences and each successive twelve month period thereafter during the term of this lease.

         2 2.2. If the index is changed so that the base year differs from that used for the beginning index, the index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the index Is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised. Rent adjustments made under this Section 2.2 shall be final and binding on Landlord and Tenant.


    2.3. Percentage Rent (NOT USED)

         2.3.1. through 2.4.3. (NOT USED)

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    2.5. SECURITY DEPOSIT. Upon the execution of this Lease by Tenant, Tenant shall deposit with Landlord the first installment of minimum monthly rent due hereunder and the sum set forth in the Basic Lease Provisions as and for a Security Deposit to secure the faithful performance by Tenant of each term, covenant and condition to be performed or observed by Tenant under this Lease. If Tenant shall at any time fail to timely make any payment due or fail to timely perform or observe any term, covenant or condition on its part to be performed or observed under this Lease, Landlord may without waiving or releasing Tenant from any obligation under this Lease, and without waiving its right to treat such failure as a default hereof, use, apply, or retain the whole or any part of the Security Deposit reasonably necessary to remedy such failure of Tenant and to compensate Landlord for damage it suffers thereby. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore said Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be a trustee of the Security Deposit and may commingle it, use it in ordinary business, transfer or assign it, or use it in any combination of those ways. Landlord alone shall be entitled to any earnings or interest on the Security Deposit. Should Tenant comply with all of said terms, covenants, and conditions, including, without limitation, its obligation to timely pay all amounts due hereunder as the same become due, and at the end of the term of this Lease leave the Premises in the condition required by the terms of this Lease, then said Security Deposit shall be returned to Tenant following the termination of this Lease and surrender of the Premises by Tenant.

    2.6. REAL PROPERTY TAXES.

         2.6.1. Tenant shall pay, as additional rent, its pro rata share (as defined in the Basic Lease Provisions) of all real property taxes levied or assessed against any interest of Landlord or Tenant or both (including any legal or equitable interest of Landlord or its mortgagee it any) in the Premises, the Land, the Building and/or the common areas of the Shopping Center by any governmental entity or public authority in the following manner:

              (i) From and after the date the rental provided for in this Lease has commenced, and throughout the term hereof, Tenant shall pay to Landlord, on the first day of each calendar month, an amount estimated by Landlord to be one-twelfth of Tenant's pro rata share of the real property taxes. The foregoing estimated monthly charge may be advertised by Landlord from time to time on the basis of reasonably anticipated changes in the amount of the real property taxes.

              (ii) Within 30 days following the end of each calendar quarter or, al Landlord's sole election, each calendar year, Landlord shall furnish Tenant a statement covering the calendar quarter of year just expired, certified as correct by a certified public accountant or an authorized representative of Landlord, showing the total of the real property taxes the amount of Tenant's share of the real property taxes for such calendar quarter or year, and the payments made by Tenant with respect to such period as set the in (i) above. If Tenant's share of the real property taxes exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within 10 days after receipt of such


                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------
statement. If said payments exceed Tenant's share of the real property taxes, Tenant shall be entitled to offset the excess against payments next thereafter to become due to Landlord as set forth in (i) above. Tenant's share of the real property taxes for the previous calendar quarter or year shall be that portion of all such expenses which is equal to that proportion thereof which the number of square feet of floor area in the Premises bears to the total number of square feet of floor area of buildings in the Shopping Center which are occupied and open for business as of the commencement of such calendar quarter or year. There shall be appropriate adjustment to Tenant's share of the real property taxes as of the commencement of rentals and expiration of the term of this Lease.

              (iii) Failure of Tenant to pay any of the charges as in this
Section 2.6 required to be paid shall constitute a default under the terms hereof in like manner as failure to pay minimum monthly rent when due.

         2.6.2. As used herein, the term "real property taxes" shall include every form of tax (other then general net income or estate taxes of Landlord), charge, levy, assessment, sewer assessment, fee, license fee, service fee (including, without limitation, those based on commercial rentals, energy or environmental grounds as well as any increase due to reassessment or escape assessment whether caused by sale or lease of the Premises or the Building or otherwise), ordinary or extraordinary, imposed by any authority having direct or indirect power to tax , including, without limitation, any city, county, state or federal government or any improvement district, against any legal or equitable interest of Landlord in, or against Landlord's right to rent, the Premises, the Building, or the Shopping Center, and any such tax, charge, levy, assessment or fee Imposed, in addition to or in substitution for any tax previously included within the definition of real property tax, partially or totally, whether or not foreseeable or now within the contemplation of the parties.

         2.6.3. Tenant's obligation to pay its share of the assessments, as provided in this Section 2.6, shall be calculated on the basis of the amount due if Landlord allows the assessments to go to bond, and the assessment is to be paid in installments, even if Landlord pays the assessment in full. All real property taxes levied against the Building, the Shopping Center, and/or the Land, attributable solely to Tenant's business or Tenant's improvements which are valued at an amount in excess of the Building standard improvements, shall be paid entirely by Tenant, and not prorated with other tenants of the Building. Tenant shall pay its pro rata share of any obligation which may be assessed or imposed by any governmental entity or agency or public authority in establishing underground utilities in a beautification district.

         2.6.4. In the event the Premises and the underlying really are not separately assessed, but are part of a larger parcel for assessment purposes (hereinafter referred to as the "larger parcel"), taxes and assessments shall be calculated by using a fraction of said taxes and assessments on the larger parcel (excluding taxes and assessments on any common areas thereon), the numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the Floor Area of all the areas available for exclusive use and occupancy by tenants of the larger parcel, whether or not actually occupied and open for business, provided that an equitable adjustment shall be made for buildings which are only partially completed on the date such taxes and assessments become a lien. With respect to any assessments which may be levied against or upon the Premises and the underlying realty, or which under the laws then in force may be evidenced by improvements or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and statutory interest shall be included within the computation of the annual taxes and assessments levied against the Premises and the underlying realty. In the event the cost to Landlord of the insurance that Landlord is required to maintain on the Premises under Article 7, of this Lease is not separately charged to Landlord by its insurance carrier, the portion of such cost applicable to the Premises shall be that proportion of such cost which the Floor Area of the Premises bears to the Floor Area of all of the areas which are covered by such insurance and are available for exclusive use and occupancy by tenants of the Shopping Center, whether or not actually occupied and open for business. The term "Floor Area" as used throughout this Lease shall mean and include the square footage of all areas for the exclusive use and occupancy by any tenant of Landlord, measured from the exterior surface of building walls (and extensions thereof, in the case of openings) and demising partitions, either of which form the perimeter of the Premises, and from the center line of demising partitions Premises and those of adjacent tenants. The Floor Area shall include, without limitations, restrooms, mezzanines, warehousing or storage areas, clerical or office areas, and employee areas.

    2.7. PRORATION OF TENANT'S TAX AND ASSESSMENT LIABILITIES. Tenant's liability to pay real property taxes and general and special assessments shall be prorated on the basis of a 365-day year, to account for any fractional portion of a fiscal tax year included in the term at its commencement and expiration.

    2.8. LATE CHARGE. Tenant acknowledges that the late payment to rent or any other sum due from Tenant will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and notes secured by any encumbrance covering the

Premises and the cost of money used by Landlord in place of such rent or other sum. Therefore if any installment of rent or other amount due from Tenant is not received by Landlord within five (5) days after the same is due, Tenant shall

                                        --5--

                                                         2194R/110188

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------
pay to Landlord upon demand an additional suns of 10% of said installment of rent or other amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charges shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or by law. Such late charge shall be considered and be due as additional rent.

    2 9. IMPOUNDS. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Tenant under the terms of this Lease, Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Landlord, for real property tax and insurance expenses on the Premises which are payable by Tenant under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Landlord by Tenant under the provisions of this Section are insufficient to discharge the obligations of Tenant to pay such real property taxes and insurance premiums as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All moneys paid to Landlord under this Section may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a default in the obligations of Tenant to perform under this Lease, then any balance remaining from funds paid to Landlord under the provisions of this Section may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of real property tax and insurance premiums.

    2.10. ADDITIONAL RENT. Tenant shall pay as additional rent all sums of money required to be paid pursuant to this Lease, whether or not the same be designated as "additional rent." If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as additional rent with the next installment of minimum monthly rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or to limit arty other remedy of Landlord.

                                      ARTICLE 3
                                   USE OF PREMISES

    3.1. PERMITTED USE. Tenant shall use the Premises for operating and conducting the business specified in the Basic Lease Provisions, and shall not use the Trade Name specified in the Basic Lease Provisions, and shall not use the Premises for any other purpose or under any other trade name. Tenant acknowledges and agrees that the success of a project such as the Shopping Center is dependent upon Landlord being able to maintain, in its sole and absolute discretion, a so called "quality tenant mix" whereby Landlord selects and leases space in the Shopping Center to quality tenants providing different services, goods, and merchandise to customers so as to create the synergism necessary for a successful retail project. Therefore, Tenant agrees that neither it, nor its successors and assigns as permitted by this Lease, shall have the right to change the Permitted Use.

    3.2. LIMITATIONS ON USE. Tenant shall not, without the prior written consent of Landlord, sell merchandise from vending machines or allow any coin to token operated vending, video, pinball, or gaming machines on the Premises, nor shall keep or allow animals of any kind on the Premises, whether as part of its business or otherwise, at any time. Tenant shall not use, or permit any person to use, the Premises for the sale or display of pornography, drug-oriented paraphernalia, or any goods and/or services which, in Landlord's sole discretion, are inconsistent with the image of a community or family-oriented shopping center. Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Premises or any part thereof for conducting therein a second-hand store, auction, distress or fire sale, or bankruptcy or going-out-of-business sale. Tenant agrees that all trash and rubbish of Tenant shall be deposited only within receptacles as provided by Landlord and that there shall be no other trash receptacles permitted to remain outside the Building. Landlord agrees to cause such receptacles to be emptied and trash removed at the sole cost and expense of Tenant. Tenant may not display or sell merchandise or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls or roof and permanent doorways of the Premises, or in hallways. No serial or antenna shall be erected on the roof or exterior walls of the Premises without first obtaining, in each instance, the written consent of Landlord. Any serial or antenna so installed without such written consent shall be subject to removal without notice at any time, at Tenant's cost. In addition, Tenant shall not solicit or distribute materials in any manner in the Common Areas or the enclosed mall of the Shopping Center. Tenant shall use its best efforts to complete, or cause be completed, all deliveries, loading, unloading and services to the Premises prior to

10:00 A.M of each day. Tenant shall use its best efforts to prevent delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 A.M. to 9:00 P.M. of each day. Landlord reserves the right to further regulate the activities of the Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord. Tenant's use of the Premises as provided In this Lease shall also be in accordance with the following Sections of this Article 3.

                                        --6--

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    3.3. CANCELLATION OF INSURANCE; INCREASE IN INSURANCE RATES. Tenant shall not do, bring, keep or allow anything in or about the Premises, including without limitation, the expressly permitted use, that may be dangerous or may cause a cancellation of any insurance covering the Building or the Shopping Center. If the rate of any insurance carried by Landlord is Increased as a result of Tenant's failure to perform its obligations set forth in the preceding sentence or by Tenant's use or occupancy of the Premises, Tenant shall pay to Landlord, within ten (10) days after Landlord delivers to Tenant a statement from Landlord's insurance carrier which slates the amount of rate Increase and that said increase was caused solely by an activity of Tenant or a condition permitted by Tenant at the Premises (provided that nothing herein shall be deemed to allow an activity or condition not within the use permitted in this Lease), a sum equal to the difference between the original premium and the increased premium. Tenant shall comply with any and all requirements of any insurer of the Premises which pertain to the Premises and which are necessary for the maintenance of the insurance required or provided for herein.

    3 4. COMPLIANCE WITH LAWS AND DOCUMENTS. At all times during the term and any extension thereof, Tenant shall comply at Tenant's sole cost with all laws concerning the Premises or Tenant's use or occupancy of the Premises, and any certificate of occupancy, certificate of compliance, permit, easement, condition, covenant or restriction covering or affecting the use or occupancy of the Premises, including, without limitation the obligation to take curative action, whether substantial or insubstantial, to alter, maintain or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises. Tenant acknowledges that the Premises are subject to various recorded documents, and Tenant shall faithfully and timely observe, perform, and comply with each provision thereof and all supplements and successors thereto, and Tenant shall indemnify and hold Landlord harmless from all consequences of any failure of Tenant to do so.

    3.5. WASTE; NUISANCE. Tenant shall not use or occupy the Premises in any manner that may constitute, nor shall Tenant suffer or permit the existence, maintenance, or commission of, any act, omission, or condition that may constitute at the Premises waste, nuisance, unlawful acts, or unreasonable annoyance to other tenants in the Shopping Center; and Tenant shall not use the Premises in any manner or for any purpose which would tend to affect adversely the uses by any other tenants In the Shopping Center of their leased premises. Landlord shall not be obligated, however, to take any steps to prevent or to discontinue any use by Tenant of the Premises in any manner or for any purpose which would tend to affect adversely the uses by any other tenants in the Shopping Center of their leased premises.

    3.6. OVERLOADING. Tenant shall not do anything on the Premises that will cause damage to the Premises, the Building, or the Shopping Center. Tenant shall not suffer or allow the Premises to be used in any manner that will harm or impair the structural strength of the Building nor to suffer or allow to be installed or operated on the Premises, or the Building, any machinery or apparatus whose weight or vibration would harm or impair the structural strength of the Premises or the Building. Tenant shall not place a load upon the floor or roof of the Premises without Landlord's prior written consent obtained pursuant to Article 5 hereof, which consent may be conditioned on moving by skilled licensed handlers, or which exceeds the load per square foot which such floor or roof was designed to carry. If Tenant shall want a floor or roof load in excess of that for which the floor or roof of any portion of the Premises or Building is designed and if Landlord agrees to such loading, upon submission to Landlord of plans indicating the locators of and the desired floor or roof live load for the area in question, Landlord shall reinforce the same, at Tenant's sole expense so as to carry the live load wanted. Business machines and mechanical equipment used by Tenant which cause vibration or noise that may be transmitted to the Building structure or to any leased space to such a degree as to be reasonably objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant at its expense, in settings of cork, rubber, or spring-type vibration eliminators sufficient to eliminate such vibration or noise.

    3.7. QUIET ENJOYMENT. As long as Tenant timely complies with and performs each and every covenant, agreement, term, provision, and condition contained in this Lease on the part of Tenant to be complied with or performed, Tenant shall quietly enjoy the Premises without disturbance by Landlord, subject to the covenants, agreements, terms, provisions, and conditions of this Lease. This covenant of Landlord is in lieu of any covenant of quiet enjoyment implied by law.

    3.8. COMMON AREAS.

         3.8.1. The term "Common Areas" shall mean and refer to all areas within the exterior boundaries of the Shopping Center which are now or hereafter made available for general use, convenience, and benefit of Landlord and other persons entitled to occupy floor area in the Shopping Center, including, without limiting the generality of the foregoing roofs, exterior walls, structural parts of the Shopping Center and structural floor, pipes and conduits, outside lighting fixtures, automobile parking areas, driveways, sidewalks, landscaped and planted areas, and HVAC and plumbing systems and similar common areas, facilities, and systems. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered, and privileged to use the Common Areas in common with other persons during the term of this Lease. Landlord agrees to maintain and operate, or cause to be maintained and operated (except as hereinafter provided with reference to cost of maintenance), said Common Areas at all times for the benefit and use of the customers and patrons of Tenant, and of other tenants, owners, and occupants of the Shopping Center.

                                         -7-


                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    3.8.2. Landlord shall keep or cause the Common Areas to be kept In a neat, clean, and orderly condition, and provided lighting and landscaping, and shall repair any damage to the facilities thereof, but all Common Area Expenses shall be charged and prorated in the manner hereinafter set forth. Common Area Expenses as used herein shall include, but not be limited to, all sums expended in connection with the Common Areas for all general maintenance and repairs, resurfacing, painting, restripping, cleaning, sweeping and janitorial services; maintenance and repair of sidewalks, curbs, and Shopping Center signs; sprinkler systems, planting, and landscaping; lighting and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems and other utility systems; all maintenance and repair costs and expenses, except as to cost of replacement of the roof, exterior walls, structural parts of the Premises and structural floor, and pipes and conduits outside the leased Premises In the Shopping Center that furnish said leased Premises with various utilities (except to the extent that the same are the obligations of the appropriate utility company), incurred by Landlord pursuant to Section 4.2 hereof; personnel to implement such services including, if Landlord deems necessary, security guards; real and personal property taxes and assessments on the improvements and land comprising the Common Areas; any governmental imposition or surcharge imposed upon Landlord or assessed against any portion of the Common Areas; al costs and expense pertaining to any security alarm system for the tenants in the Shopping Center; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); and adequate public liability and property damage insurance on the Common Areas. In addition, the Common Area Expenses shall include a management fee not to exceed 10% of the total to all other Common Areas Expenses, adjusted from time to time as provided herein. Landlord may cause any or all of said services to be provided by an Independent contractor or contractors. Should Landlord acquire or make available additional land not described as part of the Shopping Center in the Basic Lease Provisions and make the same available for parking or other Common Area purposes, then the Common Area Expenses shall also include all of the aforementioned expenses incurred and paid in connection with said additional land.

         3.8.3. The Common Area Expenses shall be prorated in the following manner:

              (i) From and after the date the rental provided for in this Lease has commenced and throughout the term hereof, Tenant shall pay to Landlord, on the first day of each calendar month, an amount estimated by Landlord to be Tenant's share of the Common Area Expenses. The foregoing established monthly charge may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs.

              (ii) Within 30 days following the end of each calendar quarter or, at Landlord's sole election, each calendar year, Landlord shall furnish Tenant a statement covering the calendar quarter or year just expired, certified as correct by a certified public accountant or an authorized representative of Landlord, showing the total of the Common Area Expenses, the amount of Tenant's share of the Common Area Expenses for such calendar quarter or year, and the payments made by Tenant with respect to such period as set forth in (i) above. If Tenant's share of the Common Area Expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within 10 days after receipt of such statement. If said payments exceed Tenant's share of the Common Area Expenses, Tenant shall be entitled to offset the excess against payments next thereafter to become due to Landlord as set forth in (i) above. Tenant's share of the Common Area Expenses for the previous calendar quarter or year shall be that portion of all such expenses which is equal to the proportion thereof which the number of square feet of floor area in the Premises bears to the total number to square feet of floor area of buildings in the Shopping Center which are occupied and open for business as of the commencement of such calendar quarter or year. There shall be appropriate adjustment of Tenant's share of the Common Area Expenses as of the commencement of rentals and expiration of the term of this Lease.

         3.8.4. Failure of Tenant to pay any of the charges as in this Section
3.8 required to be paid shall constitute a default under the terms hereof In like manner as failure to pay minimum monthly rent when due.

         3.8.5 Landlord shall at all times have the right and privilege of determining the nature and extent of the Common Areas, and of making such changes therein and thereto from time to time which in its sole discretion It deems to be desirable able and in the best interest of all persons using the Common Areas, including without limitation the location and relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, utilities, and all other facilities thereof.

         3.8.6. Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless solely caused by the active gross negligence or greater culpability of Landlord, it agents, servants or employees. Tenant acknowledges that If Landlord provides security guards for the Common Areas, Landlord does not represent, guarantee, or assume responsibility that Tenants will be secure from losses caused by the tortious or illegal acts of third parties and does not assume responsibility for any such tortious or Illegal acts. To induce Landlord to provide such security guards, if any, as Landlord deems reasonable, appropriate, and economically feasible, Tenant hereby waives any present or future claim Tenant may have against Landlord, whether known or unknown, for bodily injury or property damage arising from the action or inaction of such security guards.

         3.8.7. Landlord shall have the right to establish, and from time to time change, after and amend, and to enforce against Tenant and the other users of tile Common Areas such reasonable rules and regulations (including the exclusion of employees parking thereform) as Landlord in its sole discretion may deem necessary or advisable for

                                        --8--


                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------
the proper and efficient operation and maintenance of the Common Areas. The rules and regulations herein provided may include, without limitation, the hours during which the Common Areas shall be open for use.

         3.8.8 Landlord shall at all times during the term of this Lease have the sole and exclusive control of the Common Areas, including, without limitation, the right to lease space within the Common Areas to tenants for the sale of merchandise and/or services, the right to install and lease kiosks, and the right to permit advertising displays, educational displays, and entertainment in the Common Areas. Landlord shall also have the right at any time and from time to time during the term hereof to exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide customers, patrons, and service suppliers of Tenant, and other tenants of Landlord who make use of the Common Areas fully in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord, the other tenants of Landlord, and the other owners of the Shopping Center to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant to resulting from Tenant's operation and permit the use of the Common Areas only for normal parking and ingress and egress by said customers, patrons, and service suppliers to and from the Building.

         3.8.9 If the sole discretion of Landlord unauthorized persons are using any of the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall enforce such rights against all such unauthorized persons by appropriate proceedings. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to restrain the use of any of said areas by unauthorized persons.

         3.8.10 The employees of Tenant and the others tenants of Landlord within the Shopping Center and the employees of other owners of the Shopping Center shall no be permitted to park their automobiles in the automobile parking areas of the Common Areas which may from time to time be designated for patrons of the Shopping Center. Landlord agrees to furnish and/or cause to be furnished either within the automobile parking areas or reasonably close thereto, space for employee parking * Landlord at all times shall have the right to designate the particular parking area to be used by any or all of such employees and any such designation may be chanted at Landlord's sole election from time to time. Tenant and its employees shall park their cars only in those portions of the Common Areas, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with its and its employees' license numbers within fifteen (15) days after taking possession of the Premises and Tenant shall thereafter notify Landlord of any changes within five (5) days after such change occurs. If Tenant or its employees fail to park their cars in designated parking areas, then Landlord may charge Tenant Ten Dollars ($10.00) per day for each day or partial day per car parked in any areas other than those designated. All amounts due under the provisions of subsection 3.8.10 shall be payable by Tenant within ten (10) days after demand therefor. *, however, at no time will employee parking be designated for those parking spaces immediately adjacent to the premises.

    3.9 TOXIC MATERIALS. Without giving 10 days prior written notice to Landlord, Tenant shall not bring, allow, use, or permit upon the Premises, or generate or create at or emit or dispose from the Premises any toxic or hazardous gaseous, liquid, or solid materials or waste ("Toxic Materials"), including, without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time. Tenant shall indemnify and hold Landlord harmless from any claims, liabilities, costs, or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, or emitting or disposing of Toxic Materials. Tenant's indemnification and hold harmless obligations include, without limitation, all of the following:
(i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal), or other action, legal or equitable, brought by any private or public person under common law or any Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs, or expenses pertaining to the cleanup or containment of Toxic Materials, the identification of the pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and (iii) all costs of defending such claims. Tenant shall comply, at its sole cost, with all laws pertaining to such Toxic Materials. Tenant's hold harmless and indemnity obligations hereunder shall survive the expiration of this Lease.

    3.10 CONTINUOUS OPERATION. Tenant shall continuously use the Premises for the uses specified in this Lease, and shall continuously operate its business, during all days and hours usual and customary for similar business in the area. *Tenant agrees that any interruption in Tenant's operation of its business for more than one (1) week during any part of which time rent payments are delinquent shall be conclusively presumed to be an abandonment of the Premises by Tenant, at the option of Landlord. Tenant covenants and agrees that, continuously and uninterruptedly from and after its initial opening for business, it shall operate and conduct within the Premises the business which it is permitted to operate and conduct under the provisions hereof, except while the Premises are untenantable by reason of fire or other casually, and that it shall at all times keep and maintain and upon the Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers and that it will keep the Premises in a neat, clean, and orderly condition. Recognizing that it is in the interests *or consistent with Tenant's other offices.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------
of both Tenant and Landlord to have regulated hours of business of all of the Shopping Center, Tenant agrees that commencing with the opening for business by Tenant in the Premises and for the remainder of the term of this Lease, Tenant shall be open for business daily, and shall, in addition, continuously so remain open for business at least those days and hours that the Shopping Center is open for business to the public, as designated by Landlord in its sole discretion. Tenant further agrees to have its window displays, exterior signs, and exterior advertising displays adequately illuminated continuously during all hours on all days that the Shopping Center is open for business to the public as designated by Landlord in its sole discretion.


                                      ARTICLE 4
                                MAINTENANCE AND REPAIR

    4.1. TENANT'S OBLIGATIONS. Tenant agrees at all times during the term hereof, at its own expense, to repair, replace and maintain in good tenantable condition the Premises and every part there of (except that portion of the Premises to be maintained by Landlord as hereinafter provided) and including, without limitation, the utility meters, pipes and conduits, all fixtures, air conditioning equipment and heating equipment, if any, exclusively serving the Premises and other equipment therein, including any equipment installed by Tenant which is part of said system, the storefront or storefronts, all signs, locks and closing devices, and all window sash, casement of frames, door and door frames, floor coverings, including carpeting, terrazzo or other special flooring, and all such items of repair, maintenance, alteration and improvement or reconstruction as may at any time or from time to time be required by a governmental agency having jurisdiction thereof. Tenant shall contract with a qualified service company for the monthly maintenance of the air conditioning equipment of heating, ventilating and air conditioning equipment, as the case may be, exclusively serving the Premises, with a copy of the service contract to be furnished to Landlord within ten (10) days after Tenant's opening of the Premises to the public for business and a copy of any subsequent contracts to be furnished from time to time during the Lease Term; provided that, a Landlord's sole election, Landlord may so contract directly with a qualified service company, and Tenant shall promptly reimburse Landlord for the full cost of same. Maintenance of all glass, both exterior and interior, is the sole responsibility of Tenant, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. Upon surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and state of repair, but shall not be responsible for damage resulting from ordinary wear and tear.

    4.2. LANDLORD'S OBLIGATIONS. Subject to the foregoing provisions and to the reimbursement by Tenant described in subsection 3.8.2 hereof, Landlord shall keep and maintain in good and tenantable condition and repair the roof, exterior walls, structural parts of the Premises and structural floor, and pipes and conduits outside the Premises that furnish the Premises with various utilities (except to the extent that the same are the obligations of the appropriate utility company); provided, however, that Landlord shall not be required to make repairs necessitated by reason of the negligence of Tenant or anyone claiming under Tenant, by reason of failure of Tenant to perform or observe any conditions or agreements of this Lease, or by reason of alterations, additions, or improvements made by Tenant or anyone claiming under Tenant. As used in this Section, "exterior walls, shall not include storefronts, plate glass, window cases or window frames, doors or door frames, security grilles or similar enclosures. It is understood and agreed that Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Premises or the mechanical equipment exclusively serving the Premises at any time except as this Lease expressly provides. Anything to the contrary contained in this Lease notwithstanding, Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence said repairs within a reasonable period of time following receipt of Tenant's written notification.

    4.3. TENANT'S FAILURE TO MAINTAIN. If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord, shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the cost of such work shall be paid by Tenant as additional rent promptly upon receipt of an invoice therefor.

    4.4. WAIVER OF LEGAL RIGHTS. Tenant waives the benefits of any law existing now or at any time during the term of this Lease and any extension thereof or thereafter giving Tenant rights or remedies as a result of the physical condition of the Premises, the Building, or Shopping Center and, without limitation, Section 1932, 1933, 1941, 1941.2, 1942 and 1942.1 of the Civil Code of California and all right to make repairs at the expense of Landlord or to terminate this Lease as provided in said Sections of said Civil Code or otherwise, except as expressly provided herein.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

                                      ARTICLE 5
                           ALTERATIONS, FIXTURES AND SIGNS


    5.1. ALTERATIONS. Except for those Approved Alterations described in the Basic Lease Provisions, if any, Tenant shall not make any alterations to the Premises or the Building without the prior written consent of Landlord which consent shall not be unreasonably withheld or withdrawn. Landlord shall be deemed to have reasonably withheld or withdrawn consent unless each and every proposed alteration (i) shall not, individually or in the aggregate, lessen the fair market value of the Premises or the Building, or materially affect the usefulness of the Premises or the Building, either for Tenant's business or the business of potential successor tenants, (ii) be accompanied by all final plans and specifications with any deviation therefrom constituting a separate alteration subject to this Article 5, (iii) be constructed by a California licensed contractor and under the direction of a California licensed architect satisfactory to Landlord, and (iv) once consented to by Landlord, shall be completed expeditiously in a good and workmanlike manner, with first class quality materials, and in compliance with all applicable legal and insurance requirements, (v) shall become part of the Premises and subject to this Lease, provided, at Landlord's option, Tenant shall remove any such alteration and restore the Premises to their condition prior to the making of same, normal wear and tear excepted, upon the expiration or earlier termination of the term hereof. Landlord shall exercise its option by 30 days notice given no later than 30 days after such expiration or termination and, if Tenant has not so removed and restored within 30 days after Landlord gives said notice, Tenant shall pay Landlord upon demand the reasonable rental value of the Premises during the period beginning with the date immediately following said 30 days after Landlord gives its notice and ending with the date upon which the removal and restoration is completed and Landlord may, but shall not be obligated to, remove such alteration and restore the Premises and Tenant also shall pay Landlord its costs of same upon demand.

    5.2. REQUIRED ALTERATIONS. Subject to Section 5.1 above, Tenant shall, at its sole cost, make any alteration, addition, or change to the Premises of any sort, substantial or insubstantial, ordinary or extraordinary, foreseeable or unforeseeable, whether structural or otherwise, as may be required by law due to the existence of, or Tenant's use or occupancy of, the Premises or as a result of Tenant's application for any permit or governmental approval, provided that Landlord may elect to make same, in which case Tenant shall reimburse Landlord promptly upon demand for all costs of Landlord's making same.

    5.3. SECURITY FOR COMPLETION. Before commencing any proposed alteration, Tenant, if requested by Landlord, shall furnish to Landlord security reasonably satisfactory to Landlord guaranteeing to Landlord the completion of the proposed alteration within a reasonable time, free and clear of all liens and, if available, all encumbrances, chattel mortgages, conditional bills of sale, security agreements and other claims and charges (other than those, if any, permitted hereunder) and in accordance with any plans and specifications theretofore approved by Landlord, and, if required under any Landlord's encumbrance, by Landlord's lender.

    5.4. ADDITIONAL CONDITIONS. Tenant further covenants and agrees that no alterations will be made except in compliance with, and Tenant hereby covenants that it will comply with, each of the following provisions:

         5.4.1. Before any alterations are begun, Tenant shall procure, at its own sole cost and expense, all necessary permits from all governmental authorities and shall, on demand, deliver photocopies thereof to Landlord. Upon Tenant's request, Landlord shall join in application for such permits whenever such action is necessary;

         5.4.2. All alterations shall be made in compliance and conformity with all applicable laws;

         5.4.3. In making any alterations, Tenant shall not violate the terms of conditions of any insurance policy obtained or required pursuant to the provisions of this Lease affecting or relating to the Premises or any part thereof;

         5.4.4 Promptly after the completion of any alterations, Tenant shall procure, at Tenant's own sole cost and expense, all permits of governmental authorities for the completed alterations as may be required by any applicable laws, if any, and, on demand, shall promptly deliver photocopies thereof to Landlord; and

         5.4.5. Tenant shall pay all costs, expenses and liabilities arising out of, in connection with, or by reason of, any alterations, and shall keep the Premises free and clear of all liens, claims and encumbrance in any way arising out of it, in connection with, or by reason of, any alterations.

    5.5. NO LANDLORD CONTRIBUTION. Landlord shall not be required to make any contribution to the cost of any alterations or any part thereof, and Tenant covenants that Landlord shall not be required to pay any cost, expense or liability arising out of or in connection with or by reason of any alterations and shall indemnify and hold Landlord harmless from and against, and shall reimburse

Landlord upon demand for, all such costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and disbursements).

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

5.6. NOTICE. If Tenant makes any alterations to the Premises as provided in this
Article 5, the alterations shall not be commenced until ten (10) days after Landlord has received written notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility at the Premises.

    5.7. MANNER; COST. Any alterations by Tenant shall be made in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building. Tenant shall pay prior to delinquency all cost for construction done by it or caused by it to be done on the Premises as permitted by this Lease. Tenant shall also reimburse Landlord upon demand for all costs Landlord incurs in reviewing any proposed allocation, including, without limitation, architect, engineer and legal fees. Upon completion of any such work, Tenant shall have recorded in the office of the County Recorder of Santa Clara County a Notice of Completion as required or permitted by law, and Tenant shall deliver to Landlord within ten days after completion of said work, a copy of the building permit respect thereto.

    5.8. MECHANIC'S LIENS. Tenant shall keep the Land, the Premises, and the Building free and clear of all mechanic's liens resulting from construction done by or for Tenant.

    5.9. TRADE FIXTURES. Tenant shall have the right at any time, and from time to time during the term of this Lease and any renewal or extension of such term, at Tenant's sole cost and expense, to install in or on the Premises such items, herein called "trade fixtures," for use in Tenant's trade or business as Tenant may, in its sole discretion, deem advisable, except that all such Tenant's trade fixtures, furniture, furnishings, signs, and other personal property not permanently affixed to the Premises must be new when installed in, or attached to, the Premises. Any and all such trade fixtures shall remain the property of Tenant, and may be removed by Tenant at any time or times prior to the expiration or sooner termination of this Lease so long as Tenant is not in default hereunder, so long as Tenant shall immediately replace the same with similar personal property of comparable or better quality, except that Tenant shall not be obligated to replace such personal property at the expiration or earlier termination of this Lease, and Tenant shall immediately repair all damage caused by such removal and restore the Premises to substantially the condition they were in prior to the installation of such evidence fixtures so that no trace remains of their presence at the Premises. At all times during the term of the Lease, Tenant shall maintain such trade fixtures in a good, first class condition. Tenant hereby grants to Landlord a security interest in Tenant's personal property and merchandise located on the Premises to secure Tenant's performance of any and all of Tenant's obligations under this Lease. In the event of Tenant's default, all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations, and other personal property shall remain on the Premises and, continuing until such default has been cured by Tenant, Landlord shall have the right to take exclusive possession of same and to use same free of rent or charge until all defaults have been cured or, at its option, to require Tenant to forthwith remove same.

    5.10. REMOVAL. Any trade fixtures described in this Article 5 that are not removed from the Premises by Tenant on the date of expiration or sooner termination, regardless of cause, of this Lease shall be deemed abandoned by Tenant and shall automatically become the property of Landlord and Tenant shall hold Landlord harmless as to all claimants with respect to same.

    5.11. SIGNS. Prior to opening for business, Tenant, at its sole cost and expense, shall have installed signage for the space in accordance with the sign criteria attached hereto as Exhibit C, all of which signs shall be in English, Tenant shall not place, construct or maintain any other sign, advertising or other exterior decoration without Landlord's prior written consent. Any sign that Tenant has the right to place, construct or maintain shall comply with all laws at all times during the term hereof, and Tenant shall obtain any approval required by such law. Landlord makes no representation with respect to Tenant's ability to obtain such approval.

    5.12. INSURANCE. In the event that Tenant shall make any permitted improvements to the Premises under the provisions of this Article 5, Tenant agrees to carry such insurance as required by Section 7.3 covering any such improvements, it being expressly understood and agreed that none of such improvements shall be insured by Landlord under the insurance it may carry upon the Building, nor shall Landlord be required to reconstruct any such improvements under any circumstances whatsoever, notwithstanding the provisions of Article 8 hereof.


                                      ARTICLE 6
                                UTILITIES AND SERVICES


    6.1. TENANT TO PROVIDE. Tenant shall make all arrangements for, and shall pay prior to delinquency, and shall indemnify and hold Landlord harmless from, all costs incurred in installation, hook-up, delivery, and repair of all utilities and services whatsoever supplied to or consumed by Tenant on the Premises. Landlord shall not be responsible for providing any utilities to Tenant whatsoever, and shall not be liable to Tenant for any interruption of failure of any utility services to the

Premises from any cause whatsoever, nor shall such interruption or failure constitute a constructive eviction or give rise to a right of rent offset or abatement or affect the obligations of Tenant under this Lease in any other way whatsoever.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

                                      ARTICLE 7
                         INDEMNITY AND EXCULPATION; INSURANCE


    7.1. INDEMNITY. Tenant hereby waives any claim against Landlord for and shall indemnify and hold Landlord harmless from any and all liability, obligation, loss, damages, claims or costs, (including all costs and attorneys fees incurred in defending against claims of same) of any nature whatsoever on account of, or arising out of or alleged to be on account of or arising out of, injury to person or property, of whatever nature, (specifically including, without limitation, injury to the person or property of Tenant, its agents, officers, employees, licensees, invitees, or other persons) partially or entirely arising from or in any way connected with the existence, condition, use or occupancy of the Premises, or act, occurrence or omission upon the Premises, or any part thereof, or the acts or omissions of any other tenants in the Shopping Center or those of their employees, agents, or invitees, or the conduct of Tenant's business or any breach or default in the performance of any obligation on Tenant's part to be performed hereunder and Tenant hereby assumes all risk of and liability for same unless caused solely by Landlord's default in its obligations hereunder. For purposes of this Lease, Landlord shall not be deemed in default hereunder unless and until Tenant shall first deliver to Landlord thirty (30) days' prior written notice, and Landlord shall fail to cure said default within said thirty (30) day period, or in the event Landlord shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure within said thirty (30) day period, and thereafter diligently to prosecute the same to completion. This indemnity and hold harmless provision shall survive the expiration or other termination of the term of this Lease with respect to any such injury, existence, condition, use, occupancy, act, occurrence, omission, conduct, or Tenant breach or default which occurs or is alleged to have occurred during the term, and any extended term, hereof.

    7.2. COMPREHENSIVE LIABILITY INSURANCE. Tenant, at its cost, shall maintain comprehensive general liability insurance against claims for personal injury, bodily injury, death and property damage in or about the Premises with a combined single liability limit in the amount set forth in the Basic Lease Provisions, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. All such liability insurance shall insure performance by Tenant of the indemnity provisions of Section 7.1. Landlord (and, if Landlord requests, its lender) shall be named as an additional insureds, and the policy shall contain cross-liability endorsements. Not more frequently than each three (3) years, if, in the opinion of Landlord's lender or the reasonable opinion of an insurance broker retained by Landlord, the amount of comprehensive liability insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as reasonably recommended by either Landlord's lender or Landlord's insurance broker. Tenant shall at its sole cost and expense, procure and maintain at all times when any alterations are being made, (i) owner's contingent or protective liability insurance covering claims not covered by or under the provisions of the above mentioned comprehensive general liability insurance policy, (ii) contractual liability insurance covering the indemnity contained in Section 7.1 hereof, and (iii) builder's risk completed value coverage for 100% of the contract price, deleting all co-insurance penalties, against all risks insured against pursuant to Section 7.6 hereof.

    7.3. TENANT'S FIRE INSURANCE. Tenant, at its sole cost, shall maintain on all its personal property, tenant improvements, and alterations, in, on, or about the Premises, a policy provided "All Risk" coverage, to the extent of 100% of their full replacement value containing, (i) an agreed amount endorsement waiving all co-insurance penalties, (ii) inflation endorsements, and (iii) providing for a reasonable deductible approved by Landlord. Unless the Lease is terminated as herein provided, Tenant shall use the proceeds from any such policy for the replacement of personal property at the Premises and the restoration of its tenant improvements or alterations at the Premises.

    7.4. PLATE GLASS INSURANCE. Tenant, at its sole cost, shall be responsible for replacement of any plate glass on the Premises. Both landlord and Tenant shall be named as co-insureds if plate glass is acquired.

    7.5. LIQUOR LIABILITY INSURANCE. Tenant's indemnification obligations under
Section 7.1 shall extend to damage resulting from the sale, service or manufacturing of alcoholic beverages. The comprehensive liability insurance required in Section 7.2 above shall include liability insurance for this exposure.

    7.6. FIRE INSURANCE ON SHOPPING CENTER. Landlord, at the expense of Tenant, shall maintain on the Shopping Center and other improvements related to the Premises a policy covering such property on an "All Risk" basis (including, at Landlord's election, the perils of earthquake) to the extent of 100% of full replacement value. Tenant shall reimburse Landlord Tenant's pro rata share of the cost of such insurance upon delivery of the insurance premium invoice.

    7.7. LOSS OF RENTS INSURANCE. Landlord, at Tenant's cost, shall maintain loss of rents insurance insuring the minimum monthly rent, Tenant's pro rate share of Common Area Charges, and real property taxes. Said insurance shall provide coverage for a period of up to two years if the Premises are destroyed or rendered inaccessible by a risk insured against by the policy of standard fire and extended coverage insurance, with related endorsements, described in 7.6.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    7.8. WORKER'S COMPENSATION INSURANCE. Tenant at its sole cost shall maintain Worker's Compensation insurance in the amounts and as required by the State of California.

    7.9. WAIVER OF SUBROGATION.

         7.9.1. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and the Building, and to the fixtures, personal property, tenant improvements, and alterations of either Landlord or Tenant in or on the Premises and the Building that are caused by or result from risks insured against under the fire and extended coverage insurance policies carried by the parties and in force at the time of any such damage pursuant to this Article 7.

         7.9.2. Each party shall cause each fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under such insurance policy required by this Lease.

         7.9.3. If any such insurance policy cannot be obtained with a waiver of subrogation of the party undertaking to obtain the insurance shall give notice to the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the party which gave notice and that will carry the insurance with a waiver of subrogation. If the insurance cannot be obtained, the party which gave notice is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

    7.10. OTHER INSURANCE MATTERS. All the insurance required under this Lease shall be issued (i) by insurance companies authorized to do business in the State of California, with a financial rating of at least an A-XIII status as rated in the most recent edition of Best's Insurance Reports and consented to by Landlord; (ii) as a primary policy; (iii) at the insuring party's option, as part of a blanket policy, provided that such party shall furnish to the other party written evidence specifying the amount of the total insurance allocated to the Premises, which shall not be less than that required by Sections 7.2. and
7.3. hereof; (iv) containing an endorsement required 30 days written notice from the insurance company to both parties before cancellation of change in the coverage, scope, or amount of any policy; and (v) evidenced by certificates to be obtained by the party obtaining the insurance and delivered to the other party within 10 days after the date such insurance is required to be in effect.

    7.11. ADDITIONAL CLAUSES OR ENDORSEMENTS. All policies of insurance provided for in Section 7.2 and 7.6 hereof shall, to the extent obtainable, contain clauses or endorsements to the effect that (i) no act or negligence of Tenant, or of anyone acting for Tenant, or of any other occupant or user of the Premises or any part thereof, which might otherwise result in a forfeiture of such insurance or any part thereof shall in any way affect the validity of enforceability of such insurance insofar as Landlord and any Landlord's lender are concerned; (ii) such policies shall not be changed or canceled without at least 30 days Notice to Landlord and, if required under any Landlord's encumbrance, to Landlord's lender; and (iii) neither Landlord nor any Landlord's lender shall be liable for any premiums thereon or subject to any assessments thereunder.

    7.12. NAMED INSUREDS. All policies of insurance provided for in Sections
7.2 and 7.6 hereof shall name Landlord, Tenant and, to the extent required under any Landlord's encumbrance, Landlord's lender as the insured or additional insureds, as their respective interests may appear.

    7.13. DELIVERY OF POLICIES. No later than the Commencement Date, and thereafter not less than thirty (30) days prior to the expiration dates of the policies theretofore furnished pursuant to Section 7.2 and 7.3 hereof, certificates of insurance for all initial, replacement, and/or renewal policies (or, in the case of liability insurance and workers' compensation coverage, certificates of the insurers in form reasonably satisfactory to Landlord), as the case may be, accompanied by evidence satisfactory to Landlord of payment of the first installment of the premiums thereof, shall be delivered by Tenant to Landlord; provided, however, that is the originals of any such policies are required under the terms of any Landlord's encumbrance to be delivered to Landlord's lender, Tenant shall cause the same to be done and shall in such case deliver to Landlord a certified copy of each policy so delivered, together with an insurance company certificate or memorandum of such policy, in a form reasonably satisfactory to Landlord.


                                      ARTICLE 8
                                     DESTRUCTION


    8.1 UNINSURED RISKS. If, during the term, the Premises are totally or partially destroyed from a risk not covered by the insurance described in
Section 7.6 above, Landlord, at its option, my elect to terminate this Lease by giving notice to Tenant or may elect to restore the same and Tenant shall reimburse Landlord upon demand for all its cost of restoration provided that, as to such destruction to the Building which includes a portion of the Building

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------
which is not part of the Premises, Tenant shall pay its pro rata share of the cost of restoring same (except for a portion of the Premises which is another tenant's premises) and provided, further, if Tenant's obligation under this
Section 8.1 exceeds its pro rata share of replacement value of the Premises and the Building immediately prior to such damage or destruction, Tenant may elect to terminate this Lease on notice given to Landlord no later than 30 days after Landlord notifies Tenant that its obligation shall so exceed said pro rata share except neither of the two preceding provisions shall apply to destruction which was caused by an act or omission of Tenant, its employees, agents, invitees or permitees. If Landlord elects not to restore, Landlord shall have not right to terminate the Lease if, within 10 days following receipt of Landlord's notice of its election not to restore and to terminate, Tenant provides to Landlord reasonable assurance satisfactory to Landlord in Landlord's sole discretion that Tenant shall pay for the cost of restoring the Premises and the Building shell outside of the Premises. However, as to destruction which was caused by an act or omission of Tenant, its employees, agents, invitees or permitees, Tenant shall reimburse Landlord the full cost of the restoration of the Premises, Building shell, and all leasehold improvements therein under any circumstances.

    8.2 INSURED RISKS. If, during the term, the Premises are totally or partially destroyed from a risk covered by insurance described in Section 7.6 above, Landlord shall forthwith repair the same to substantially the same condition the were in immediately prior to the destruction and to the extent of proceeds received under such insurance, provided such repairs can be made within ninety (90) days under then existing law. Such destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, including but not limited to the ninety days aforementioned, such proportionate reduction to be equal to, and granted upon Landlord's receipt of, the proceeds received by Landlord from the business interruption insurance provided under Article 7. Such reduction shall be in an amount which bears the same proportion to the minimum monthly rent as the floor area of that portion of the Premises which has been damaged or is otherwise unusable by Tenant bears to the total floor area of the Premises. If such repairs cannot be made in 90 days, Landlord may, at its option, make same within a reasonable time, this Lease continuing in full force and effect and the rent being proportionately reduced as aforesaid. In the event that Landlord does not so elect to make such repairs which cannot be made in 90 days, or such repairs cannot be made under such then existing law, this Lease shall terminate. In the event that the Premises or the Shopping Center be destroyed to the extent of 33-1/3% or more of the replacement cost thereof or during the last year of the term or any extended term, Landlord may elect to terminate this Lease. Determination of the extent of damage shall be made by Landlord based upon written appraisals and insurance adjustment reports, and shall be final and binding on the parties.

    8.3. EXTENT OF OBLIGATION. Notwithstanding the foregoing, Landlord shall not be required to repair, reconstruct, or restore damage or destruction by fire or other cause to any portion of the Premises constructed by or for Tenant, and Tenant shall at its sole cost and expense fully restore or replace its stock in trade, trade fixtures, furniture, furnishings, equipment, and other personal property. Tenant shall commence all such replacement and restoration work promptly following the occurrence of any such damage or destruction, and shall diligently prosecute such work to completion. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises or any part thereof. Upon termination of the Lease under any of the provisions of this Article 8, the parties shall be released thereby from any further obligations hereunder except for obligations which, prior to the date of such termination, had already accrued, and except as provided in the following sentence. In the event of such a termination, all proceeds from Tenant's fire insurance described in Section 7.3 hereof which pertain to alterations or improvements to the Premises which would otherwise become the property of Landlord upon expiration or termination of this Lease shall be disbursed and paid to Landlord.


                                      ARTICLE 9
                                     CONDEMNATION


    9.1 DEFINITIONS.

         9.1.1. "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

         9.1.2. "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

         9.1.3. "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

         9.1.4. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    9.2. PARTIES' RIGHTS AND OBLIGATIONS TO BE GOVERNED BY LEASE. If, during the term or during the period of time between the execution of this Lease and the date the term commences, there is any taking of all or any part of the Land, the Shopping Center, or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to this Article 9.

    9.3. TOTAL TAKING. If any portion of the Premises is taken by condemnation, this Lease shall continue in full force and effect, except that minimum monthly rent shall be reduced pursuant to Section 9.5. If a portion of the Shopping Center in excess of 10% of the rentable square feet or if any portion of the Land is taken which would reduce the ingress, egress or parking, then Landlord, at its option, may terminate this Lease, unless Tenant, in writing, waives Landlord's obligations to restore as set forth in Section 9.6 hereof, and the continuation of the Lease does not violate any then applicable law.

    9.5 EFFECT ON RENT. If any portion less than all of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the minimum monthly rent shall be reduced by an amount that is the same ratio to minimum monthly rent as the total number of square feed in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

    9.6. RESTORATION OF PREMISES. If there is a partial taking of the Premises and this Lease remains in full force and effect, Landlord, at its cost, shall accomplish all necessary restoration.

    9.7. AWARD. The entire award or compensation in such proceedings, whether for a total or partial taking or for the fee shall belong to and be the property of Landlord; provided that Tenant shall be entitled to recover from the condemnor such compensation as may be separately awarded by the condemnor to Tenant or recoverable from the condemnor by Tenant in its own right. Each party waives any statutory right in conflict with the provisions hereof, including, without limitation, rights under California Code of Civil Procedure Section 1265.130.

    9.8. TEMPORARY TAKING. The taking of the Premises or any part of the Premises by military or other public authority shall constitute a taking of the Premises by condemnation only when the use and occupancy by the taking authority has continued for longer than 90 consecutive days. During the ninety-day period, all the provisions of this Lease shall remain in full force and effect, except that Landlord shall be entitled to whatever award may be paid for the use and occupation of the Premises for the period involved and minimum monthly rent shall be abated or reduced during such period of taking based on the extent to which the taking interferes with Tenant's use of the Premises, said reduction not to exceed said award.


                                      ARTICLE 10
                         ASSIGNMENT, SUBLETTING & ENCUMBRANCE


    10.1 CONSENT REQUIRED. Tenant shall not assign this Lease or any interest therein nor shall Tenant sublet, license or permit the Premises or any part thereof to be used or occupied by others, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, obtained as provided in this Article 10. The consent by Landlord to any assignment or subletting shall not waive the need for Tenant (and Tenant's assignee or subtenant) to obtain the consent of Landlord to any different or further assignment of subletting.

    10.2. Not Used.

    10.3. SUBMITTAL BY TENANT. If Tenant proposed to assign this Lease or any interest therein or to sublet all or any portion of the Premises, Tenant shall submit to Landlord, (i) a true and current financial statement of the proposed assignee or subtenant, (ii) a fully executed counterpart of such an assignment or sublease (conditioned only upon the obtaining of Landlord's consent), and
(iii) all other additional documents and information requested by Landlord within ten (10) days after receipt of such counterpart and documentation. Landlord shall notify Tenant or Landlord's election to grant or withhold consent by the later of twenty (20) days after receiving in writing from Tenant the financial statement, counterpart and documentation described in (i) and (ii), for ten days after receiving in writing from Tenant the additional documents and information described in (iii).

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    10.4 LANDLORD OPTIONS. Landlord shall have the following options, to be exercised on or before the date which is the later of (i) thirty (30) days after receiving in writing from Tenant the financial statement and counterpart described in Section 10.3, or (ii) ten (10) days after receiving in writing from Tenant the additional documents and information described in Section 10.3:

         10.4.1. If the proposed assignment or subletting shall affect 90% or more of the Premises, Landlord shall have the options to, (i) terminate this Lease as of the proposed effective date for the assignment or for the commencement of the term of the proposed sublease, and this Lease shall then be terminated accordingly, or (ii) take assignment of or sublet from Tenant the affected portion of the Premises pursuant to the same terms and conditions as set forth in the executed assignment or sublease submitted by Tenant.

         10.4.2. If the proposed assignment or sublease shall affect less than 90% of the Premises, Landlord shall have the options to, (i) declare this Lease to be modified so as to exclude thereform the space proposed to be assigned or sublet (if sublet, then for the term of the sublease), the modification to become effective automatically as of the proposed effective date for the assignment or for the commencement of the term of the proposed sublease whereby the rent and all other charges payable hereunder shall be reduced by the percentage of space excluded from the Premises, or (ii) take assignment or sublet from Tenant the affected portion of the Premises pursuant to the same terms and conditions as set forth in the executed assignment or sublease by Tenant.

         10.4.3. If Landlord shall not exercise the foregoing options within the time set forth above, the existence and exercise of which are themselves hereby agreed to be not an unreasonable withholding of consent, then Landlord's consent to such proposed assignment of subletting shall not be unreasonably withheld. Any assignment or subletting shall be subject to the terms of this Lease.

         10.4.4. If Landlord does exercise its option to terminate under subsections 10.4.1 or 10.4.2, the provisions of this Lease applicable to Tenant's obligations on termination shall apply.

         10.4.5. If Landlord, pursuant to option set forth in subsection 10.4.1 or 10.4.2, sublets space or terminates this Lease as to space which is a portion of the Premises so that a remaining portion of the Premises remains in the possession of Tenant, Tenant shall provide Landlord, without charge, reasonable and appropriate access to such space and reasonable use of any common areas and facilities appurtenant thereto (e.g., restrooms, janitor, telephone, and electrical or mechanical closets).

    10.5. DEEMED REASONABLE. Landlord's consent to such proposed assignment or subletting shall no be unreasonably withheld. The parties agree that it shall be deemed reasonable (and not unreasonable) for Landlord to withhold consent if any condition hereinafter set forth (which conditions are not exclusive and other conditions may also be reasonable) has not been satisfied. Tenant expressly waives any rights it may have under Civil Code Section 711 or a breach of any duty of good faith and fair dealing, it being understood and agreed that the leasehold estate of Tenant hereunder is expressly limited by said provisions. By way of example and without limitations, the parties agree it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist: (i) the proposed transferee's contemplated use conflicts with the permitted use as described in the Basic Lease Provisions; (ii) in Landlord's reasonable business judgment the proposed transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease; (iii) in Landlord's reasonable business judgment the present net worth of the proposed transferee is inadequate; or (iv) the proposed assignment or sublease would breach any covenant of Landlord respecting radius, location, use, or exclusivity in any other lease, financing agreement, or other argument relating to the Shopping Center.

    10.6 REMITTING EXCESS RENT. Landlord may require that the assignee or subtenant remit directly to Landlord, payable as additional rent, all consideration due to Tenant by said assignee or subtenant as consideration for said assignment or sublease, whether payable before, after, or throughout the term of such assignment or sublease, to the extent such consideration exceeds the Minimum Monthly Rent and other amounts then due Landlord hereunder.*

    10.7. BASIC STANDARDS. Tenant and the proposed assignee or subtenant must demonstrate to Landlord's reasonable satisfaction that the proposed assignee or subtenant, (i) has a good reputation and successful business history, (ii) is financially responsible, and (iii) proposes to use the Premises for the same use as the current authorized use and in keeping with the character, standing and quality of the Premises and the Shopping Center and which use is otherwise reasonably satisfactory to Landlord and not injurious to or likely to cause greater cost or expense, wear and tear, or greater traffic, parking, utility or other burden than the existing use to the Premises or the Shopping Center and will not disturb or be detrimental to other tenants or Landlord.

*However, this paragraph shall not apply to an assignment or sublease to either a stock brokerage, travel agency, insurance, tax service or financial planning use.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    10.8 PERMITTED ASSIGNMENT. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease and any options to extend set forth in Article 1, to a corporation with which it may merge or consolidate, or to a purchaser of 90% or more of Tenant's assets, provided that said assignee shall execute an instrument satisfactory to Landlord assuming Tenant's obligations hereunder, provided further that said assignee's net worth both immediately prior to and immediately after the merger, consolidation or purchase shall equal or exceed that of Tenant and provided further that such assignment shall not affect or limit the liability of Tenant under the terms of this Lease.

    10.9 FAILURE TO COMPLY. Any assignment, encumbrance or sublease which is attempted or created without Landlord's prior written consent shall be voidable by Landlord and shall constitute a default and material breach of this Lease. No consent to any assignment or sublease shall constitute a waiver of the provisions of this Section and no further assignment or subletting shall be made without Landlord's prior written consent and full compliance with this Article 10.

    10.10. LANDLORD'S COSTS. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord upon demand, whether or not consent is ultimately given, Landlord's reasonable attorney's fees, accountant's fees, and other expenses incurred in connection with each such request, as additional rent.

    10.11. INVOLUNTARY ASSIGNMENT. No interest of Tenant in this Lease shall be assignable or assigned by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy) and Tenant shall not permit or suffer same or any involuntary assignment. Each of the following acts shall be considered an involuntary assignment in breach of the preceding sentence (i) if Tenant or any guarantor of this Lease is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the federal bankruptcy laws in which Tenant or the guarantor is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, (ii) if a writ of attachment or execution is levied on this Lease and remains so levied for ten days, and (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

    10.12. NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant or Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee, subtenant or any other successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against which assignee, subtenant or successor.


                                      ARTICLE 11
                                       DEFAULT


    11.1. DEFAULT DESCRIBED. The occurrence of any of the following shall constitute a material breach of this Lease and a default by Tenant: (i) failure to pay rent or any other amount when due; (ii) abandonment or vacation of the Premises (failure to occupy and use the Premises for normal business operations under the permitted use for five (5) consecutive days or while rent is due and unpaid shall be deemed an abandonment or vacation but shall not be the exclusive means of determining abandonment or vacation); (iii) assignment, encumbrance or subletting in violation of the provisions hereof, or waste or nuisance or any act, omission or condition prohibited hereunder at the Premises or use of the Premises for an unlawful purpose or failure to perform any provision of this Lease which cannot, after such failure, be formed; (iv) Tenant's failure to vacate and deliver possession of the Premises upon the expiration or termination of this Lease as provided for herein or (v) Tenant's failure to perform timely any other provision of this Lease, provided that if such default cannot reasonably be cured within thirty (30) days, Tenant shall be excused from its default of this Lease if Tenant commences to cure the default immediately upon receipt of notice from Landlord to do so and continuously, diligently, and in good faith accomplishes such cure within a reasonable time thereafter, not to exceed ninety (90) days.

    11.2. LANDLORD'S REMEDIES. Landlord shall have the remedies set forth in this Article 11 if a default occurs. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law including but not limited to the unlawful detainer proceedings authorized by California Code of Civil Procedure Sections 1161, at seq., equity or agreement of the parties.

    11.3. TENANT'S RIGHT TO POSSESSION NOT TERMINATED. Landlord may continue this Lease in full force and effect, and Landlord shall have the right to collect rent and other sums when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account and alter or install locks and other security devices at the

Premises. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, attorneys' fees, brokers'

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------
commissions, expenses of remodeling the Premises required by the releting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Lease and rent received by Landlord shall be applied to
(i) first, any indebtedness from Tenant to Landlord other than rent due from Tenant; (ii) second, all costs incurred by Landlord in reletting, including, without limitation, brokers' fees or commissions and attorneys fees, the cost of removing and storing the property of Tenant or any other occupant, and the costs of repairing, altering, maintaining, remodeling or otherwise putting the Premises into condition acceptable to a new Tenant or Tenants; (iii) third, rent due and unpaid under this Lease. After deducting the payments referred to in this subsection 11.3, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent and other amounts as rent and such amounts become due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord.

    11.4. TERMINATION OF TENANT'S RIGHT TO POSSESSION. Landlord can terminate Tenant's right to possession of the Premises or this Lease or both at any time after a default by Tenant by giving notice to Tenant or Landlord's election to do so and such termination shall be effective on the date set forth in such notice. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. No act by Landlord other than giving notice to Tenant shall terminate this Lease. On termination of this Lease, Landlord has the right to recover from Tenant; (i) the worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease; (ii) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; (iii) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; (iv) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the unamortized portion of brokers' fees of commissions and attorneys' fees incurred by Landlord in connection with the negotiation and execution of the Lease with Tenant; and (v) "the worth, at the time of the award," as used in (i) and (ii) above, is to computed by allowing interest at 10% or the highest rate then permitted by law. "The worth, at the time of the award," as referred to in
(iii), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

    11.5. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant fails to immediately commence and diligently and continuously prosecute to completion performance of any of its obligations hereunder after notice by Landlord or any governmental authority that it do so, then Landlord, in addition to all other remedies available hereunder or by law and equity, and without waiving any alternative remedies, including the right to declare Tenant in breach and default of this Lease, may perform the same, and in that event, Tenant shall reimburse Landlord, upon demand, as additional rent, for all costs Landlord incurs in taking steps to perform such obligations regardless of which party actually completes the same, together with interest from the date Landlord incurs the cost until paid at 10% per annum or the highest rate then permitted by law.

    11.6. INTEREST ON UNPAID RENT. Rent not paid when due shall bear interest from the date due until paid at 10% per annum or the maximum rate then permitted by law.

    11.7. WAIVER OF REDEMPTION. Tenant hereby expressly waives any and all rights to recover or regain possession of the Premises or to reinstate to redeem this Lease to which it may be entitled by or under any present or future law or decisions including, without limitation, Sections 1174 and 1179 of the California Code of Civil Procedure.

    11.8. TENANT'S PROPERTY. Any personal property of Tenant or of any subtenant or occupant or other person which shall remain in, on or about the Premises after the expiration or termination of the term and Tenant's removal from the Premises shall be deemed to have been abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. Tenant waives all claims against Landlord with respect to any disposition of property permitted hereunder and shall hold Landlord harmless as to any loss, claim, damage or injury of any other person in connection with such disposition.

    11.9. ALL SUMS DUE AND PAYABLE AS RENT. Tenant shall also pay without notice, or where notice is required under this Lease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay, and, in case of any nonpayment thereof, Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Lease or by law in the case of nonpayment of rent. (Tenant hereby waives its right under Section 1161, subsection 2 of the

California Code of Civil Procedure to have Landlord serve notice of default on Tenant within one year after rent becomes due).

    11.10. PROCEDURAL MATTERS. For purposes of Code of Civil Procedure Section 1011, concerning service of notices or papers during litigation, "residence" of Tenant shall mean and be in the Premises.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    11.11. NO MERGER. The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall, at the option of Landlord, either, (i) terminate all or any existing subleases or subtenancies, or (ii) operate as an assignment to Landlord of any or all of such subleases or subtenancies.

    11.12. LANDLORD DEFAULT. For purposes of this Lease, Landlord shall not be deemed in default hereunder unless and until Tenant shall first deliver to Landlord thirty (30) days' prior written notice, and Landlord shall fail to cure said default within said thirty (30) day period, or in the event Landlord shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently to prosecute the same to completion.

    11.13. CHRONIC DELINQUENCY. In the event that Tenant defaults in its obligations under this Lease more than three (3) times in any twelve-month period at any time during the term or any extended term of this Lease, and based upon at least three (3) of any such defaults in any twelve-month period Landlord serves Tenant with a notice or notices pursuant to California Code of Civil Procedure Section 1161, then (i) upon the service of the third such notice, any option to extend the term of this Lease granted to Tenant pursuant to Article 1 hereof shall become automatically null and void and of no further force or effect, and (ii) upon the occurrence of any additional default within such twelve-month period that results in the service of an additional notice by Landlord pursuant to California Code of Civil Procedure Section 1161, the minimum monthly rent and Percentage Rent payable by Tenant pursuant to Article 2 hereof shall immediately become due and payable quarterly in advance, throughout the remainder of the term and any extended term hereof.

    11.14. PRE-LITIGATION FEES AND COSTS. Tenant shall fully reimburse and pay Landlord for any and all costs and expenses which Landlord incurs in enforcing the terms of this Lease including, but not limited to, attorneys' fees and collection expenses, regardless of whether legal proceedings are or have been commenced to enforce said terms. This reimbursement and payment shall be due and payable within thirty (30) days of written notice to Tenant of the amounts so due. Failure to make these reimbursements and payments within thirty (30) days of written notice will constitute an additional default of this Lease, as provided in this Article 11.

                                      ARTICLE 12
                             LANDLORD'S ENTRY ON PREMISES


    12.1. RIGHT OF ENTRY. Landlord and its authorized representatives shall have the right and Tenant shall permit them to enter the Premises at all reasonable times for any of the following purposes:

         12.1.1. To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;

         12.1.2. To do any necessary or appropriate maintenance and to make any restoration to the Premises or the Building and other improvements in which the Premises are located that the Landlord has under the Lease the right or obligation to perform;

         12.1.3. To serve, post, or keep posted any notices required or allowed under the provisions of this Lease;

         12.1.4 To post "for sale" signs at any time during the term, to post "for rent" signs during the last 180 days of the term or any extension thereof, or during any period while the Tenant is in default;

         12.1.5. To show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, at any time during the term; and

         12.1.6. To shore the foundations, footings, and walls of the Building, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety to preservation of the Premises or the Building and the other improvements in which the Premises are located if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Landlord's right under this provision extends to the owner of the adjacent property on which excavation or construction is to take place, and to the adjacent property owner's authorized representatives.

    12.2. EXCULPATION. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the Premises as provided in this Article 12, nor shall any such entry constitute a constructive eviction or in any way affect Tenant's obligations under this Lease or entitle Tenant to an abatement or reduction of rent.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

                                      ARTICLE 13
                               SUBORDINATION; ESTOPPEL


    13.1. SUBORDINATION. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security hereafter placed upon the Premises and to any and all advances made upon the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises set forth in Section 3.7 hereof shall not be disturbed if Tenant is not in default hereunder and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease on its part to be observed or performed.

    13.2. PRIOR LIEN. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease on the date of recording thereof.

    13.3. DOCUMENTATION. Tenant agrees to execute any documents required to effectuate any such subordination or make this Lease prior to the lien of any such mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead to do so.

    13.4. ATTORNMENT. Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Tenant shall execute the written agreement and any other documents required by such purchaser, grantee or transferee to accomplish the purposes of this Section 13.4.

    13.5. ESTOPPEL CERTIFICATES. Tenant, within five days of each request by Landlord to do so shall (1) execute and deliver to Landlord estoppel certificate(s), (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or stating the nature of defaults if such exist, and (c) evidencing the status of the

Lease, as may be required either by a prospective or actual lender making a loan to Landlord or a purchaser of the Premises from Landlord or successor Landlord with respect to some other interest in the Premises, Building or Lease, and (2) deliver to Landlord current financial statements of Tenant with an opinion of a certified public accountant, if available, including a balance sheet and profit and loss statement for the most recent prior year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to perform timely each of its obligations under this Section 13.5 shall constitute a material breach of this Lease, entitling Landlord to exercise all of its remedies for same, and without limiting or waiving Landlord's right to so exercise same with respect to the timely execution and delivery Landlord of said estoppel certificate(s) also shall be conclusive upon Tenant as to Landlord and any third party at whose request Landlord has requested the aforesaid documents from Tenant, (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord (ii) that there are no uncured defaults in Landlord's performance (iii) that no rent has been paid in advance except as expressly set forth in this Lease and (iv) that every other representation set forth in such estoppel certificate(s) is true.


                                      ARTICLE 14
                                       NOTICES


    14.1. CERTIFIED MAIL. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail to the address set forth in Section 14.2.

    14.2. ADDRESS. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party shall be addressed to Tenant at the Premises and otherwise at the addresses set forth in the Basic Lease Provisions. Landlord may change its address and either party may change its copy address by notifying the other party of the change of address. Tenant, at all times during the term hereof, may be served at the Premises, whether or not it has vacated same at time of service.

    14.3. NOTICE OF DEFAULT. Notwithstanding any other provision of this Lease a notice to Tenant given under Article 11 requiring Tenant to quit the Premises, or one which gives Tenant the alternative to cure its default shall also constitute notice under California Code of Civil Procedure Section 1161 and may be served by any of the methods set forth in Code of Civil Procedure Section 1162 as well as Section 14.2 of this Lease and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section and said Section 14.2 upon mailing without any additional waiting requirement under California Code of Civil Procedure Section 1013 or by other law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence" usual place of business", "the property" and "the place where the property is situated" shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

                                      ARTICLE 15
                                        WAIVER


    15.1. DELAY OR OMISSION. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver of any such default or of any subsequent default concerning the same or any other provision of this Lease.

    15.2. RECEIPT OF RENT. The receipt and acceptance by Landlord of rent shall not constitute a waiver of any default known or unknown to Landlord,; no payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent or other sum due hereunder, nor any endorsement or statement on any check or any letter accompanying any check or payment as rent or other sum due hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sum or pursue any other remedy provided for in this Lease or otherwise. No receipt or retention by Landlord of any rent or other sum due hereunder after the termination in any way of this Lease or after the expiration of the time to cure a default, shall reinstate, continue, or extend the lease term, or constitute a cure of such default. No receipt or retention by Landlord of any rent or other sum due hereunder after the commencement of suit or proceeding, or after final judgment for possession of the Premises, shall reinstate, continue, or extend the lease term of affect said suit or proceeding or said judgment.

    15.3. WRITTEN NOTICE. No act or conduct of Landlord, including, without limitation,, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

    15.4. CONSENT OR APPROVAL. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

    15.5. DEFAULT. Any waiver by Landlord of any default must be in writing and shall not be a waiver of a continuing default or of any other default concerning the same or any other provision of this Lease.

    15.6. OTHER TENANTS. No waiver, benefit, privilege, or service voluntarily granted or performed by Landlord to or for Tenant or any other tenant in the Building shall be construed to vest any contractual right in Tenant by custom, estoppel, or otherwise.

                                      ARTICLE 16
                                   ATTORNEYS' FEES


    16.1. (Not Used)

    16.2. CERTAIN LITIGATION BETWEEN THE PARTIES. In the event any action or proceeding in law or equity or any arbitration proceeding be instituted by Landlord for damages or possession of the Premises or both, for an alleged breach of any obligation of Tenant under this Lease, to recover rent, to terminate the tenancy of Tenant at the Premises, or to enforce, protect, or establish any right or remedy of Landlord, the prevailing party (by judgment or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys' fees, expert witness fees, and court costs as may be fixed by the court or jury but this provision shall not apply to any cross-complaint filed by anyone other than Landlord in such action or proceeding.


                                      ARTICLE 17
                         DELIVERY OF POSSESSION; HOLDING OVER


    17.1 DELIVERY OF POSSESSION. Immediately upon expiration or sooner termination of the term, or if extended, such extended term, Tenant shall vacate and deliver to Landlord possession of the Premises and, except as provided in the next sentence, all tenant improvements and alterations, broom clean, in good condition, free of all toxic or hazardous materials and waste materials of any nature, and in substantially the same condition as they are in at the commencement of this Lease or when installed, if later, normal wear and tear excepted. Prior to such delivery, Tenant shall remove all its personal property and alterations that Tenant has the right to remove or is obligated to remove under provisions of Section 5.1 and shall repair all damage caused by and perform all restoration made necessary by the removal of any alterations or Tenant's personal property.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    17.2. LANDLORD ELECTION. Landlord may elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the Premises on expiration or sooner termination of the term as allowed or required by this Lease. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damages or injury to Tenant resulting from Landlord's retention or disposition of any such alterations or Tenant's personal property and shall indemnify and hold Landlord harmless from liability for damages and all costs and expenses incurred by Landlord in defending claims of same from any other person. Tenant shall reimburse Landlord upon demand for Landlord's costs for storing, removing, and disposing of any alterations or Tenant's personal property.

    17.3. FAILURE TO DELIVER POSSESSION. If Tenant fails to vacate and deliver possession of the Premises to Landlord on expiration or termination of the term, or if extended, the extended term, as required by Section 17.1, Tenant shall hold Landlord harmless from all claims, liabilities, and damages resulting from Tenant's failure to vacate and deliver possession of the Premises, including, without limitation,, claims made by a succeeding tenant resulting from Tenant's failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

    17.4. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration of the term, or extension thereof, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30 days notice given at any time by either party. All provisions of this Lease, except those pertaining to term, and option to extend, shall apply to the month-to-month tenancy, provided that the minimum monthly rent shall be 150% of the minimum monthly rent in effect immediately prior to said expiration.

    17.5. FREE OF LIENS. Tenant shall vacate and deliver possession of the Premises free and clear of all liens, charges, or encumbrances thereon resulting from any act or omission on Tenant's part and free and clear of all violations of applicable laws of any federal, state, municipal, or other agency or authority, and shall indemnify Landlord against any and all loss, expense, damage, costs, and attorney's fees arising out of Tenant's failure to do so.

                                      ARTICLE 18
                                  ADVERTISING MEDIA

    18.1. RESTRICTIONS. Tenant shall not affix or maintain upon the glas panes and supports of the show windows (and within twenty-four inches [24"] of any window), doors and the exterior walls of the Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items except such as shall have first received the written approval of Landlord as to size, type, color, location, copy, nature, and display qualities. Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof of the Premises. In addition, no advertising medium shall be utilized by Tenant which can be heard or experienced outside the Premises, including, without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios, or television. Tenant shall not display, paint, or place, or cause to be displayed, painted, or placed, any handbills, bumper stickers, or other advertising devices on any vehicle parked in the parking area of the Shopping Center, whether belonging to Tenant, or to Tenant's agent, or to any other person, nor shall Tenant distribute, or cause to be distributed, in the Shopping Center, any handbills or other advertising devices.



                                      ARTICLE 19
                                RULES AND REGULATIONS


    19.1. COMPLIANCE. Tenant and Tenant's agents, servants, employees, contractors, visitors, and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit D and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Tenant shall have no right to assert the unreasonableness of any Rule or Regulation unless the same has been made by service of a notice upon Landlord within 10 days after notice of the adoption of any such Rule or Regulation has been served upon Tenant. Landlord shall not be liable to Tenant for violation of any of said Rules and Regulations, or the breach of any term, covenant, condition, provision, or agreement in any lease, by any other tenant, or other party in the Shopping Center.

                                      ARTICLE 20
                                     DEFINITIONS


    20.1 DEFINITIONS. As used in this Lease, the following words and phrases shall have the following meanings:

         20.1.1. "expiration" - the coming to an end of the time specified in this Lease as its duration, including any extension of the term resulting from the exercise of any option to extend.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

         20.1.2. "good condition" - the good physical condition of the Premises and each portion of the Premises, including, without limitation, signs, windows, appurtenances, and Tenant's personal property as defined herein; "in good condition" means first class, neat, clean and broom-clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

         20.1.3. "law" - any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties or the Premises, or both, in effect either at the time of execution of this Lease or at any time during the term, including, without limitation, any regulation or order of a quasi-official entity or body (e.g., board of fire examiners or public utilities).

         20.1.4. "lien" - a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act. Most of the liens referred to in this Lease are mechanics' liens.

         20.1.5. "maintenance" - repairs, replacement, repainting cleaning and keeping in good, usable and working condition.

         20.1.6. "trade fixture" - any personal property installed in or on the Premises by Tenant for purposes of trade, manufacture, ornament, or related use and the affixation, if any, of which to the Premises is minor so that removal can be accomplished without material damage to, or threat to the structural integrity of, the Premises and so the Premises can be restored to a condition such that no evidence of the prior presence of such property remains.

         20.1.7. "term" - the period of time during which Tenant has a right to occupy the Premises, which includes any extended term provided for once such term has commenced.

         20.1.8. "termination" - the ending of the term for any reason before expiration, as defined herein.


                                      ARTICLE 21
                                  GENERAL CONDITIONS


    21.1. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

    21.2. CONSENT OF THE PARTIES. In consideration of each covenant made elsewhere under this Lease wherein one of the parties agrees not to unreasonably withhold or delay its consent or approval, the requesting party hereby releases the other and waives all claims for any damages arising out of or connected with any alleged or claimed unreasonable withholding or delaying of consent or approval, and the sole remedy for such shall be an action or specific performance and injunctive relief.

    21.3. CORPORATE OR PARTNERSHIP AUTHORITY. If either party is a corporation (or partnership), (i) that party shall deliver to the other party on execution of this Lease a certified copy of a resolution of its board of directors (or all its general partners) authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of and as the act of the corporations and (ii) those persons signing on behalf of said party represent that they are authorized to do so on behalf of and as the act of said party, and the failure of such representation to be true shall both make such persons personally parties to this Lease and also constitute a default and material breach hereof on the part of such persons

    21.4. SUCCESSORS. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Article 10.

    21.5. RENT PAYABLE IN U.S. MONEY. Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America or check for same (subject to collection).

    21.6. STATUS OF PARTIES ON TERMINATION OF LEASE. Except as provided in
Article 11 on Tenant's default, if a party elects to terminate this Lease as allowed in this Lease, on the date this Lease terminates the parties shall be released from further liabilities and obligations, and Landlord shall return to Tenant any unearned rent, as long as Tenant is not in default on the date this Lease terminates, provided that Tenant's hold harness obligations shall survive expiration of termination of this Lease.

    21.7. LANDLORD LIABILITY. Tenant agrees that if Landlord shall fail to perform any covenant or obligation on its part to be performed, and as a consequence thereof, or it on any other claim by Tenant concerning the Premises or this Lease, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only out of Landlord's estate in the Premises, and Landlord shall have no personal or further liability whatsoever with respect to any such default or judgment.

                                        -24--

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    21.8. LANDLORD. The term "Landlord" as used in this lease, so far as the covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner of the fee title of the Premises at the time in question, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, provided, that this Section shall not apply to covenants or obligations with respect to any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, unless the same shall be turned over or credited to the grantee.

    21.9. AGENCY.

         21.9 1. Not used.

         21.9.2. SOLE AGENCY. Landlord and Tenant understand and agree that Landlord's Broker represents only Landlord in the leasing of the Premises and that Tenant's Broker represents only Tenant, and Landlord and Tenant each acknowledge that they have authorized and consented to such sole representations.

         LANDLORD'S INITIALS __/s/__       TENANT'S INITIALS __/s/___

                             STRIKE ONE OF THE FOREGOING

    21.10. BROKER DISCLAIMER. Tenant and Landlord acknowledge that, except as otherwise expressly stated herein, Landlord's Broker has not made any investigation, determination, warranty, or representation with respect to any of the following: (a) the legality of the present or any possible future use of the Premises under any federal, state, or local law; (b) pending or possible future action by any governmental entity or agency which may affect the Premises; (c) the physical condition of the Premises, including but not limited to soil conditions, toxic contamination, and the structural integrity of any improvements; (d) the accuracy or completeness of income and expense information and projections, of square footage figures, and of the texts of any agreements or other documents affecting the Premises; (e) the possibility that agreements or other documents exist which affect or encumber the Premises and which have not been provided or disclosed by Landlord; or (f) the presence or location of any hazardous materials on or about the Premises, including, but not limited to, asbestos, PCBs, other toxic, hazardous or contaminated substances, and underground storage tanks. Tenant agrees that investigation and analysis of the foregoing matters is Tenant's sole responsibility and that Tenant shall not hold Landlord's Broker responsible therefor.

    21.11. BROKERAGE COMMISSIONS. Landlord reaffirms its agreement to pay to Landlord's Broker a real estate brokerage commission. Tenant represents and warrants that it has been represented in this leasing transaction by Tenant's Broker, and by no other real estate broker, agent, or finder whatsoever. Except as to the commission described above, Tenant shall pay and indemnify Landlord against and hold Landlord harmless from any and all brokerage of finders' fees or commissions which may be payable as a result of any listing agreement or other agreement between Tenant and any broker concerning the negotiation or execution of this Lease. Landlord shall pay and shall indemnify Tenant against and hold Tenant harmless from any and all brokerage or finder's fees or commissions which may be payable as a result of any listing agreement or other agreement between Landlord and any broker concerning the negotiation or execution of this Lease. The provisions of this paragraph may not be amended or modified without the prior written consent of Landlord's Broker.

    21.12. EXHIBITS--INCORPORATION IN LEASE. All exhibits leveled to are attached to this Lease and incorporated by reference.

    21.13. FORCE MAJEURE. Any prevention, delay, or stoppage due to strikes, lockouts, labor disputes, acts of God or Nature, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage except the obligations imposed with regard to rent and other charges to be paid by tenant pursuant to this Lease.

    21.14. RELATIONSHIP. Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

                                        --25--

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    21.15. SECURITY MEASURES. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents, and its invitees from acts of third parties.

    21.16. EASEMENTS. Landlord reserves to itself the right, from time to time, with respect to the Premises, Building and Land, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents and take such actions and sign such other documents as are required to effectuate the rights reserved to Landlord under this Section 21.14 upon request of Landlord, and failure to do so shall constitute a material breach of this Lease.

    21.17. RADIUS. In the event that Tenant or any person, firm, or corporation which controls is controlled by, of is under common control with Tenant, owns, operates, or becomes financially interested in a similar business within the Radius set forth in the Basic Lease Provisions, the gross sales from such business shall be included in the gross sales made in, upon, or from the Premises for the purpose of computing the Percentage Rent payable to Landlord under this Lease.

    21.18. RIGHT TO RELOCATE. Landlord shall have the right, at any time and from time to time during the term of this Lease including any extension terms, to cause Tenant to relocate from the Premises to substantially comparable space (the "Relocation Premises") within the Shopping Center at any time upon not less than sixty (60) days written notice to Tenant, and Tenant shall complete its relocation within such sixty-day period. Landlord shall reimburse Tenant for all reasonable expenses Tenant incurs in relocating to the Relocation Premises. Such relocation shall not terminate or otherwise affect or modify this Lease in any way whatsoever, except that from and after the date of such relocation, the term "Premises" in this Lease shall mean and refer to the Relocation Premises into which Tenant has moved, rather than the space originally defined as the Premises, and Tenant's Pro Rata Share shall be appropriately adjusted.

                                      ARTICLE 22

                               INTERPRETATION OF LEASE


    22.L. CALIFORNIA LAW. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

    22.2. INTEGRATED AGREEMENT; MODIFICATION. This Lease contains all the agreements of the parties and cannot be amended or modified except by written agreement signed by the party against whom enforcement of the amendment or modification is sought. No rights or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Notwithstanding the foregoing, Tenant shall be bound, without the need for Tenant's signature, to all amendments and modifications to the Rules and Regulations hereafter adopted by Landlord in accordance with Section 21.15 and
Section 3.2 hereof.

    22.3. PROVISIONS ARE COVENANTS AND CONDITIONS. All provisions, whether covenants or conditions, creating obligations on the part of Tenant shall be deemed to be both covenants and conditions.

    22.4. USE OF DEFINITIONS. The definitions contained in this Lease shall be used to interpret this Lease.

    22.5 HEADINGS; AMBIGUITY. The Article and Section heading used in this Lease are for the purpose of convenience only; they shall not be construed to limit or to extend the meaning of any part of this Lease. This is a negotiated Lease. Should any provision of this Lease be found to create an ambiguity, Tenant waives any right it may have to construe the ambiguity against Landlord on the basis that Landlord provided the Lease form or the particular provision.

    22.6. SINGULAR AND PLURAL. When required by the context of this Lease, the neuter shall include the masculine and feminine and the singular shall include the plural.

    22.7. JOINT AND SEVERAL OBLIGATIONS. "Party" shall mean Landlord or Tenant; and if Landlord or Tenant is more than one person, the obligations imposed on that party shall be joint and several.

    22.8. SEVERABILITY. The unenforceability, invalidity, or illegality of any provision except those requiring payment of rent or any other sum to Landlord shall not render the other provisions unenforceable, invalid, or illegal.

                                                Landlord____/s/______
                                                        -------------
                                                  Tenant____/s/______
                                                        -------------

    22.9. COUNTERPARTS. This Lease may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Executed as of the Reference Date.

Landlord:                                     -----------------------
                                             a
                                              -----------------------

                                             By________/s/___________
                                               ----------------------
                                              Its
                                                 --------------------

Tenant:                                       -----------------------
                                             a
                                              -----------------------

                                              By_________/s/_________
                                                ---------------------
                                               Its
                                                  -------------------


                                       --27-

                                      EXHIBIT B




    LANDLORD SHALL PROVIDE THE FOLLOWING IMPROVEMENTS:

    1. Electrical service panel - 100 amp. service. Gas and water, stubbed to the premises.

    2.   Roof - per code.

    3.   Floor - Floor area, uncolored concrete slab.

    4.   Exterior Walls - per code.

    5. Air condition and heating - Refrigerated air conditioning and heating per Landlord's design, (located on the roof) adequate for typical retail business. Air conditioning will not be provided for dry cleaning plants, laundries, restaurant food preparation areas, and those businesses not normally air conditioned. Any extraordinary requirements necessitated because of Tenant's use of demised premises will be at the expense of Tenant. Tenant shall be responsible for any and all distribution and dusting.



    6. Store front - Per Landlord's design, with one (1), 3'0" x 7'0" door with lock.

         Within fourteen (14) days from date hereof and pursuant to Section
         26.14 subparagraph C of this lease, Tenant shall deliver to Landlord fully dimensioned drawings with respect to requirements of Tenants, which shall conform in all respects with the agreement of the Owner as above stated. Said drawings shall be at Tenant's expense. If Tenant fails to provide to Landlord said drawings within said fourteen (14) days, Landlord may, at Landlord's option, tender possession of the lease premises in an "as is" condition; rent and term shall immediately commence and Tenant shall be solely responsible for completing any and all Tenant Improvements from said "as is" condition.

    TENANT SHALL BE RESPONSIBLE FOR THE COST OF ALL IMPROVEMENTS NOT LISTED
    ABOVE.

              RULES AND REGULATIONS WHICH CONSTITUTE A PART OF THE LEASE

    (a) Tenant and Tenant's employees shall not in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to THE PAJARO HILL SHOPPING CENTER hereinafter defined as the Shopping Center, and they shall use the same only as passageways to and from their respective work areas.

    (b) Any sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the common areas of the Shopping Center shall not be covered or obstructed by Tenant. Water closets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substance of any kind shall be thrown into them. Tenant shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof foundations, bearing walls or pillars without the prior written consent of Landlord. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

    (c) No awning or shade shall be affixed or installed over or in the show windows or the exterior of the Premises except with the consent of Landlord. If Tenant desires window drop curtains in the show windows of the Premises, the same must be of such uniform shape, color, material, and make as may be prescribed by Landlord and must be put up as directed by Landlord, and paid for by Tenant.

    (d) No boring or cutting for wires shall be allowed, except with the consent of Landlord.

    (e) Tenant shall not do anything in the Premises, or bang or keep anything therein, which will in any way Increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with the regulations of the Fire Department or the law or with any insurance policy on the Premises or any part thereof, or with any rules or regulations established by any administrative body or official having jurisdiction, and it shall not use any machinery therein, even though its installation may have been permitted, which may cause any unreasonable noise or jar, or tremor to the floors or walls, or which by its weight might injure the floors of the Premises.

    (f) Landlord may limit weight, size and position of all sales, fixtures and other equipment used in the Premises. In the event Tenant shall require extra heavy equipment, Tenant shall notify Landlord of such fact and shall pay the cost of structural bracing to accommodate same. All damage done to the Premises or Shopping Center by putting in or taking out, or maintaining extra heavy equipment shall be repaired at the expense of Tenant.

    (g) Tenant and Tenant's officers, agents and employees shall not make nor permit any loud, unusual or improper noises nor interfere in any way with other tenants or those having business with them, nor bring into nor keep within the Shopping Center any animal or bird (with the exception of the authorized pet store), or any bicycle, automobile or other vehicle, except such vehicle as Landlord may from time to time permit. Tenant and Tenant's officers, agents and employees shall not throw refuse or other substances or litter of any kind in or about the Shopping Center, except in receptacles placed therein for such purposes by Landlord or governmental authorities.

    (h) No machinery of any kind will be allowed in the Premises without the written consent of Landlord. This shall not apply, however, to customary office equipment or trade fixtures or package handling equipment.

    (i) All freight must be moved into, within and out of the Premises only during such hours and according to such regulations as may be posted from time to time by the Landlord.

    (j) No radio or television or other similar device shall be installed without first obtaining in each instance Landlord's consent in writing. No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

    (k) All garbage, including wet garbage, refuse or trash shall be placed by the Tenant in the receptacles provided by the Landlord for that purpose and only during those prescribed by the landlord.

    (l) Tenant shall not burn any trash or garbage at any time in or about the Premises or any area of Shopping Center.

    (m) Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

    (n) Tenants are required to observe all security regulations issued by the Landlord and to comply with instructions and/or directions of the duly authorized security personnel for the protection of the Shopping Center and all tenants therein.

                                      EXHIBIT D

    (o) Any requirements of Tenant will be attended to only upon written application to Landlord at the General Offices of the Shopping Center.

    (p) No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord or their authorized agent.

    (q) Landlord reserves the right to exclude or expel from the Shopping
Center any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the law or the rules and regulations of the Shopping Center.

    (r) Landlord reserves the right at any time to change or rescind any one or more of these rules or regulations or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants of the Shopping Center. Landlord shall not be responsible to Tenant or to any other person for the nonobservance or violation of the rules and regulations by any other tenant or other person. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the space herein leased.

    (s) Tenant shall abide by any additional rules regulations which are ordered or requested by any governmental or military authority.

    (t) In the event of any conflict between these rules and regulations or any further or modified rules and regulations from time to time issued by Landlord and the lease provisions, the lease provisions shall govern and control.

    (u) Landlord specifically reserves to itself or to any person or firm it selects, the right to place in and upon the Shopping Center, coin-operated machines for the sale of cigarettes, candy and other merchandise or service and the revenue resulting therefrom, including the sale of goods which may compete with those which Tenant is permitted to sell. Neither party shall place or permit vending machines in the Premises.